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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                INTERVOICE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                                INTERVOICE, INC.
                             17811 WATERVIEW PARKWAY
                               DALLAS, TEXAS 75252

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 20, 2003

                                   ----------

To the Shareholders of INTERVOICE, INC.:

         The annual meeting of shareholders of Intervoice, Inc., a Texas corporation (the "Company"), will be held on Wednesday, August 20, 2003, at 10:00 a.m., local time, at The Renaissance Dallas, 900 East Lookout Drive, Richardson, Texas 75082, for the following purposes:

         1. To elect the Board of Directors for the ensuing year;

         2. To consider and vote upon a proposal to amend the Company's Employee Stock Purchase Plan to increase from 1,500,000 to 2,000,000 the aggregate number of shares of Common Stock authorized for issuance under the plan;

         3. To consider and vote upon a proposal to approve the Company's 2003 Stock Option Plan; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed June 23, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Dallas, Texas, during ordinary business hours for a period of 10 days prior to the meeting.

         A record of the Company's activities during the fiscal year ended February 28, 2003 and the financial statements for such fiscal year are contained in the accompanying 2003 Annual Report. The 2003 Annual Report does not form any part of the material for the solicitation of proxies.

         All shareholders are cordially invited to attend the meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.

                                      By order of the Board of Directors,

                                      David W. Brandenburg
                                      Chairman of the Board
                                      and Chief Executive Officer

Dallas, Texas
June 27, 2003

                                INTERVOICE, INC.
                             17811 WATERVIEW PARKWAY
                               DALLAS, TEXAS 75252

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 20, 2003

                                   ----------

                                  INTRODUCTION

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company for use at the annual meeting of shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy will first be sent to shareholders of the Company is July 18, 2003.

         Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no direction is indicated, the shares will be voted for the election of the Board's nominees for director, and for the other two proposals described in the foregoing notice.

         The Board of Directors is not aware of any other matter to be presented for consideration at the meeting. If any other matter is properly presented for action at the meeting, the proxy holders will vote the proxies in accordance with their best judgment in such matters. The proxy holders may also, if it is deemed to be advisable, vote such proxies to adjourn the meeting or to recess the meeting from time to time.

         Any shareholder of the Company returning a proxy has the right to revoke the proxy at any time before it is exercised by giving written notice of such revocation to the Company addressed to David W. Brandenburg, Chairman of the Board and Chief Executive Officer, Intervoice, Inc., 17811 Waterview Parkway, Dallas, Texas 75252; however, no such revocation shall be effective until such notice of revocation has been received by the Company at or prior to the meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

         Only holders of record of Common Stock at the close of business on June 23, 2003, the record date for the meeting, are entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The presence of a majority of the Common Stock outstanding on the record date is necessary to constitute a quorum. On the record date for the meeting, there were issued and outstanding approximately 34,140,643 shares of Common Stock. At the meeting, each shareholder of record on the record date will be entitled to one vote for each share registered in such shareholder's name on the record date. The Articles of Incorporation of the Company deny cumulative voting rights. The following table sets forth certain summary information with respect to the only shareholders who are known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock as of June 23, 2003.

           NAME AND ADDRESS                            NUMBER OF SHARES
           OF BENEFICIAL OWNER                         BENEFICIALLY OWNED                PERCENT OF CLASS
        Daniel D. Hammond
        17811 Waterview Parkway
        Dallas, Texas 75252                                2,003,426(1)                        5.87%

        Becker Capital Management, Inc.
        1211 SW Fifth Avenue
        Suite 2185
        Portland, Oregon 97204                             3,248,850(2)                        9.52%

        Mellon Financial Corporation
        One Mellon Center
        Pittsburgh, Pennsylvania 15258                     2,133,861(3)                        6.25%

        Boston Safe Deposit & Trust Company
        One Mellon Center
        Pittsburgh, Pennsylvania 15258                     1,806,070(3)                        5.29%

(1) A Schedule 13G dated February 3, 2003 was filed by Daniel D. Hammond disclosing his beneficial ownership of 2,003,426 shares of Common Stock. The Schedule 13G indicates that all 2,003,426 shares are held subject to sole voting and dispositive power. Mr. Hammond is the former Chairman of the Board and Chief Executive Officer of the Company. He is currently employed as Technical Advisor for the Company.

(2) A Schedule 13G dated February 3, 2003 was filed by Becker Capital Management, Inc. disclosing its beneficial ownership of 3,248,850 shares of Common Stock. The Schedule 13G indicates that 2,813,950 shares are held subject to sole voting power, 3,248,850 shares are held subject to sole dispositive power, and no shares are held subject to shared voting or dispositive power.

(3) A Schedule 13G dated January 14, 2003 was filed by Mellon Financial Corporation disclosing that it beneficially owns 2,133,861 shares of Common Stock and Boston Safe Deposit and Trust Company beneficially owns 1,806,070 shares of Common Stock. The Schedule 13G indicates that Mellon Financial Corporation holds 1,429,091 shares subject to sole voting power, 225,570 shares subject to shared voting power, 2,133,861 shares subject to sole dispositive power, and no shares subject to shared dispositive power. The Schedule 13G further indicates that Boston Safe Deposit and Trust Company holds 1,129,000 shares subject to sole voting power, 225,570 shares subject to shared voting power, 1,806,070 shares subject to sole dispositive power, and no shares subject to shared dispositive power.

                        VOTING PROCEDURES AND TABULATION

         The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and for, against or abstained from the other two proposals described in the foregoing notice.

         With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect on the voting on the election of directors, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock of the Company present in person or by proxy at the meeting and entitled to vote and voted thereat.

         Each of the proposals to amend the Company's Employee Stock Purchase Plan, and to approve the Company's 2003 Stock Option Plan, must be approved by a majority of the shares of Common Stock present or represented and voting on the applicable proposal at the meeting. If a shareholder abstains from voting on either proposal, it will have the same effect as a vote cast "AGAINST" such proposal.

         If the Company receives a signed proxy card with no indication of the manner in which shares are to be voted on a particular proposal, such shares will be voted in accordance with the recommendation of the Board of Directors for such proposal.

         Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners. Any "broker non-votes" will have no effect on the election of directors or the next two proposals described in the foregoing notice.

                               EXECUTIVE OFFICERS

         Following is certain information regarding certain executive officers of the Company. Information regarding the only other executive officer of the Company, David W. Brandenburg, Chairman of the Board and Chief Executive Officer, is included under "Proposal 1. Election of Directors".

         ROBERT E. RITCHEY, age 56, is President of the Company, a position he has held since July 22, 2002. From December 2000 until his recent promotion, Mr. Ritchey served the Company as President and General Manager Enterprise Solutions Division. Prior to joining the Company, from May 1999 to November 2000, Mr. Ritchey served as Vice President and General Manager of Notifier Integrated Systems, a subsidiary of Honeywell International, a provider of network based integration products to the electronic security and building controls industry. Before joining Notifier Integrated Systems, from July 1994 to May 1999 he served as Vice President General Manager for the Integrated Systems Division of Sensormatic Electronics, a company engaged in, among other things, access control, video products, CCTV systems, and integrated systems.

         ROB-ROY J. GRAHAM, age 50, is currently Executive Vice President, Chief Financial Officer, Secretary and Controller. He has held the positions of Chief Financial Officer and Secretary since August 1994, the position of Controller since August 1992, and he became an Executive Vice President on July 22, 2002. From April 1994 to May 2001, he held the position of Chief Accounting Officer. On June 26, 2003, the Company announced that Mr. Graham will resign from the Company on July 25, 2003 to pursue other opportunities.

         H. DON BROWN, age 47, is Executive Vice President - Human Resources. He has held the position of Vice President of Human Resources since September 1995, and became an Executive Vice President on July 22, 2002. From November 1994 to August 1995, Mr. Brown served as Director of Human Resources. From August 1992 to September 1994, he served as Manager of Human Resources for the Permian Basin business unit of Unocal Corporation, a company that produces and sells energy resources and specialty minerals.

         MARK C. FALKENBERG, age 46, is currently serving as Chief Accounting Officer, a position he has held since May 2001. Mark joined the Company in March 2001. Prior to joining the Company, from September 1994 to February 2000, Mr. Falkenberg served as Vice President - Finance and Chief Financial Officer of Harris Methodist Health Plan, a health maintenance organization and a subsidiary of Texas Health Resources. Mr. Falkenberg will become the Company's Chief Financial Officer on an interim basis after July 25, 2003.

         DEAN C. HOWELL, age 45, is Executive Vice President and General Counsel. He has held the position of Vice President and General Counsel since July 2000, and became an Executive Vice President on July 22, 2002. From March 1996 to June 2000, he served as Vice President and Corporate Counsel, and from October 1992 to February 1996, as Legal Counsel.

         RON NIEMAN, age 50, is Senior Vice President Line of Business, a position he has held since July 22, 2002. Prior to his promotion, Mr. Nieman served as Senior Vice President-International Sales from May 2001 to July 2002. Prior to joining the Company, Mr. Nieman served as President and Chief Executive Officer of RemoteVideo, Inc., a company specializing in electronic security, from August 2000 until May 2001. From December 1998 until June 2000, Mr. Nieman served as Senior Vice President and General Manager for Sensormatic Electronic Corporation's Video Systems Division, a manufacturer and distributor of electronic security solutions. Mr. Nieman served as Managing Director for Sensormatic Electronic Corporation's Commercial/Industrial Operation in Asia-Pacific from 1996 until 1998.

         GEORGE T. PLATT, age 38, is currently Senior Vice President-Business Development and Marketing, a position he has held since July 22, 2002. Prior to his recent promotion, Mr. Platt served as Vice President of Distribution and Strategic Alliances for the Company's Enterprise Solutions Division, a position he had held since March 1, 2002. From March 2000 to February 2001, Mr. Platt served as Vice President Managing Director, Asia and Latin America. From September 1999 to February 2000, Mr. Platt served as Vice President Managing Director, Latin America. Prior thereto, he served as Managing Director, Asia Pacific from October 1996 until November 1999. Mr. Platt is the son of George C. Platt, a member of the Company's Board of Directors.

         MIKE J. POLCYN, age 45, is currently Senior Vice President-Engineering, a position he has held since July 22, 2002. Prior to his recent promotion, Mr. Polcyn served as Vice President, Research and Development for the Company's Enterprise Solutions Division, a position he had held since March 1, 2001. From December 2000 to February 2001, Mr. Polcyn served as Vice President, Engineering. From March 1998 to December 2000, Mr. Polcyn served as Vice President, Packaged Products Line of Business. Prior thereto, he served as Vice President, Business Development and Product Marketing from December 1995 to March 1998.

         PHILLIP C. WALDEN, age 58, is Executive Vice President - Manufacturing. He has held the position of Vice President-Manufacturing since July 1987, and became an Executive Vice President on July 22, 2002.

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q. WHAT PROPOSALS ARE SHAREHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING ANNUAL MEETING?

A. Shareholders will elect the Board of Directors for the ensuing year and vote upon a proposal to amend the Company's Stock Purchase Plan to increase from 1,500,000 to 2,000,000 the aggregate number of shares of Common Stock authorized for issuance under such plan and a proposal to approve the Company's 2003 Stock Option Plan.

Q. WHY IS THE COMPANY PROPOSING TO AMEND THE EMPLOYEE STOCK PURCHASE PLAN?

A. The purpose of the Company's Stock Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the regular and systematic purchase of shares of Common Stock through voluntary payroll deductions, and to therefore develop a stronger incentive to work for the continued success of the Company and its subsidiaries. As of June 23, 2003, 873,275 of the 1,500,000 shares authorized for issuance under the Stock Purchase Plan had been issued, and options for an additional 499,676 shares were outstanding. The Company is seeking approval to amend the Stock Purchase Plan to increase from 1,500,000 to 2,000,000 the number of shares of Common Stock authorized for issuance under the plan so that it may continue to use the Stock Purchase Plan to provide an incentive to the employees of the Company and its subsidiaries, which would align the interests of the employees with the objectives of the shareholders.

Q. WHY IS THE COMPANY PROPOSING APPROVAL OF THE 2003 STOCK OPTION PLAN?

A. The purposes of the Company's 2003 Stock Option Plan are to attract able persons to enter the employ of the Company, to encourage employees to remain in the employ of the Company and to provide motivation to employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and performance of the Common Stock. A further purpose of the Company's 2003 Stock Option Plan is to provide a means through which the Company may attract able persons to become directors of the Company and to provide directors with additional incentive and reward opportunities designed to strengthen their concern for the welfare of the Company and its shareholders. As of June 23, 2003 only 7,700 shares were available for issuing stock options under the Company's 1998 Nonqualified Stock Option Plan and only 122,323 shares were available for issuing stock options under the Company's 1999 Stock Option Plan. The Company is seeking approval of the 2003 Stock Option Plan because its existing stock option plans will not be sufficient to meet the Company's equity-based compensation goals, and the plan is needed to provide stock-based incentive compensation to the Company's employees and directors.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         The business and affairs of the Company are managed by and under the direction of the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Articles of Incorporation of the Company provide that the number of directors constituting the Board of Directors shall not be less than three nor more than nine as from time to time shall be fixed and determined by a vote of a majority of the Company's directors serving at the time of such vote. The number of director positions presently constituting the Board is six. The six directors are to be elected at the meeting to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The six nominees are the current directors of the Company: David W. Brandenburg, Joseph J. Pietropaolo, Jack P. Reily, George C. Platt, Grant A. Dove and Gerald F. Montry. During the fiscal year ended February 28, 2003, the Board of Directors held ten (10) meetings. With the exception of Mr. Dove, each of the nominees to be elected at the annual meeting attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of any committees of the Board of Directors on which he served during the last fiscal year. Due to a prolonged illness, Mr. Dove was unable to attend 75% of the meetings of the Board of Directors or the committees on which he served.

         The six nominees for election to the Board of Directors who receive the greatest number of votes cast at the meeting will be elected to the Board of Directors. All duly submitted and unrevoked proxies in the form accompanying this proxy statement will be voted for the nominees selected by the Board of Directors except where authorization so to vote is withheld. If any nominee becomes unable or unwilling to serve (which is not presently foreseen), the persons designated as proxies will have full discretion to cast votes for another person designated by the Board. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF SUCH NOMINEES. Set forth below is certain information with respect to the six nominees for director.

         DAVID W. BRANDENBURG, age 58, is Chairman of the Board and Chief Executive Officer of the Company. Mr. Brandenburg has held the position of Chief Executive Officer since June 2000 and the position of Chairman of the Board since December 2000. He held the position of President from February 2001 to July 2002. Mr. Brandenburg is also President of the Brandenburg Life Foundation, a position he has held since October 1996. From November 1997 to May 1998 Mr. Brandenburg served as President and Chief Executive Officer of AnswerSoft, Inc. Prior thereto, Mr. Brandenburg served as President of the Company from July 1990 to December 1994. Mr. Brandenburg has served as a director since 1997 and from 1990 to 1995, during which he served as Vice Chairman of the Company from December 1994 to May 1995.

         JOSEPH J. PIETROPAOLO, age 47, served as Vice President and co-owner of I.A.Q. Enterprises L.L.C., a company specializing in mold remediation and restoration services, from October 2001 until November 2002. From March 1998 to June 2001, Mr. Pietropaolo served as an independent consultant providing financial consulting services. He is the former Chief Financial Officer of Transactive Corporation, a company that specializes in electronic benefits transfers, a position he held from August 1994 to March 1997. Mr. Pietropaolo is also the former Vice President and Treasurer of GTECH Corporation, a company specializing in on-line lottery systems, positions he held from 1990 to August 1994. Mr. Pietropaolo has served as a director since 1989.

         GEORGE C. PLATT, age 62, is currently the President and Chief Executive Officer of Viewcast.com, d.b.a. Viewcast Corporation, a company engaged in video networking and internet video streaming, a position he has held since October 1999. From January 1991 to September 1999 Mr. Platt served as the President and Chief Executive Officer of InteCom Inc., a wholly owned subsidiary of Matra-Hachette, a company engaged in the manufacture and sale of telephone switching systems. Mr. Platt is a member of the Board of Directors of Viewcast.com and UniView Corp. Mr. Platt has served as a director since 1991. Mr. Platt is the father of George T. Platt, Senior Vice President-Business Development and Marketing.

         GRANT A. DOVE, age 75, is currently a Managing Partner of Technology Strategies and Alliances, a firm which provides investment banking and consulting services, a position he has held since January 1993. Mr. Dove currently serves as a director of Inet Technologies, Inc. and Tipping Point Technologies, Inc. Mr. Dove has served as a director since 1997.

         JACK P. REILY, age 52, is President of Reily Communications, a firm which provides consulting services to technology clients in the communications equipment and software market, a position he has held since 1998. From December 2000 to March 2002, he also held the position of Senior Vice President and General Manager for Efficient Networks (affiliated with Siemens Corporation), a leading provider of DSL modems for consumer and business applications. From 1997 to 1998 Mr. Reily was Executive Director of the Hardware Practice Group for Broadview International, an investment banking firm with special focus on merger and acquisition activity for telecommunications equipment manufacturers. Mr. Reily has served as a director of the Company since August 2002.

         GERALD F. MONTRY, age 64, is a principal in the firm of Mont Reuil & Co., a firm that manages private investments, a position he has held since September 1998. From 1986 to September 1998 Mr. Montry served as Senior Vice President and Chief Financial Officer of DSC Communications Corporation, a company that sold telecom equipment until it was acquired by Alcatel in 1998. Mr. Montry had also served on the Board of Directors of DSC Communications prior to its acquisition by Alcatel. Mr. Montry currently serves as a director of Transwitch Corporation. Mr. Montry has served as a director of the Company since October 2002.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The tabulation below sets forth certain information with respect to the beneficial ownership of shares of Common Stock, as of June 24, 2003, of each director and nominee for director of the Company, each executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all directors, nominees for director and executive officers of the Company as a group.

                                                                                            Common Stock
                                                                                       Beneficially Owned(1)
                                                                                 ----------------------------------
                                                                                   Number               Percent
Name                                                                              of Shares             of Class
----                                                                             --------------      --------------
Directors and Nominees for Director
     David W. Brandenburg ....................................................        1,692,591(2)             4.87%
     Joseph J. Pietropaolo ...................................................           31,500(3)                *
     George C. Platt .........................................................           50,700(3)                *
     Grant A. Dove ...........................................................           87,000(3)                *
     Jack P. Reily ...........................................................           18,000(3)                *
     Gerald F. Montry ........................................................          122,000(3)                *

Named Executive Officers (who are not a director or nominee named above)
     Robert E. Ritchey .......................................................           91,746(4)                *
     Rob-Roy J. Graham .......................................................          448,334(4)              1.3%
     H. Don Brown ............................................................          203,568(4)                *
     Dean C. Howell ..........................................................          193,278(4)                *

All Directors, Nominees for Director and Executive Officers
as a Group (15 persons) ......................................................        3,538,588(5)             9.87%

*        Less than 1%

(1) Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.

(2) Includes 213,846 shares held in Mr. Brandenburg's wife's IRA, and 586,000 shares not outstanding but subject to currently exercisable stock options.

(3) Shares are not outstanding but are subject to currently exercisable stock options, other than 7,500 shares held by Mr. Pietropaolo, 10,700 shares held by Mr. Platt, 11,000 shares held by Mr. Dove, and 122,000 shares held by Mr. Montry.

(4) Shares are not outstanding but are subject to currently exercisable stock options, other than 10,914 shares held directly by Mr. Ritchey, 84,050 shares held directly by Mr. Graham and 318 shares held by him in the Company's 401(k) Employee Savings Plan, 95,518 shares held by Mr. Brown, and 60,294 shares held by Mr. Howell.

(5) Consists of shares beneficially owned by the Company's principal executive officers and directors. The shares beneficially owned by all directors and executive officers as a group include 1,711,416 shares issuable upon exercise of currently exercisable options and options which are exercisable within 60 days after June 26, 2003. The total also includes 216,946 shares held by spouses and other family members of directors and executive officers. The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership.

AUDIT COMMITTEE REPORT

         We have reviewed and discussed the Company's audited financial statements for the year ended February 28, 2003 with management and have discussed with Ernst & Young LLP, certified public accountants, the independent auditors and accountants for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

         We have been advised of the content of, and have received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with Ernst & Young LLP its independence in connection with its audit of the Company's most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that these audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2003 for filing with the SEC.

         Joseph J. Pietropaolo, Gerald F. Montry and Jack P. Reily comprised the Audit Committee. As of the date of this report, all are independent, as defined in Rule 4200(a)(14) of the Nasdaq Stock Market.

         The Board of Directors has adopted a written charter for the Audit Committee.

         The information in this Audit Committee report shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act of 1933, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates these paragraphs by reference.

June 24, 2003

                            AUDIT COMMITTEE OF
                            THE BOARD OF DIRECTORS

                            Joseph J. Pietropaolo, Chairman
                            Gerald F. Montry
                            Jack P. Reily

COMPENSATION OF DIRECTORS

         All directors who are not employees of the Company receive a fee of $1,000 per month for serving as a director of the Company. The Company also reimburses all directors for travel, lodging and related expenses incurred in attending Board and committee meetings. Directors who are not employees of the Company also receive a fee of $1,000 for each Board or committee meeting attended in person, and $500 for each Board meeting attended by phone conference. Pursuant to the Company's 1999 Stock Option Plan, at the Company's annual meeting on August 28, 2002, Mr. Reily was automatically granted an option to purchase 18,000 shares of Common Stock upon his initial election to the Board, and each of Messrs. Pietropaolo, Dove and Platt was automatically granted an option to purchase 6,000 shares of Common Stock upon their re-election to the Board, at an exercise price based on the market price on that date, $1.60 per share, which options can be exercised commencing on the date of the 2003 annual meeting. On October 24, 2002 Mr. Montry, upon his election to the Board to fill a newly created vacancy, was automatically granted an option to purchase 18,000 shares of common stock at an exercise price of $1.365 per share, which option can be exercised on the date of the 2004 annual meeting. If the Company's 2003 Stock Option Plan is approved by shareholders at the annual meeting for 2003, stock options will automatically be granted under the 2003 Stock Option Plan to all non-employee directors re-elected to serve on the Board at the meeting. Under the terms of the 2003 Stock Option Plan, each non-employee director who is re-elected to the Board will automatically be granted an option to purchase 10,000 shares of Common Stock at the fair market value on the date of grant. If the 2003 Stock Option Plan is not approved, stock options will automatically be granted to non-employee directors on the date of the annual meeting under the 1999 Stock Option Plan. See Proposal 3 of this proxy for a complete description of the 2003 Stock Option Plan and its provisions for granting stock options to non-employee directors.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has established committees which deal with certain specific areas of the Board's responsibility. These committees include the Audit Committee, Compensation Committee, Executive Committee and Nominating Committee.

         The Audit Committee, which held six (6) meetings during fiscal 2003, has the primary responsibility to ensure the integrity of the financial information reported by the Company. Its functions include: (a) the appointment, compensation and oversight of independent auditors; (b) reviewing the scope of the annual audit to be performed by the independent auditors prior to commencement of the audit; (c) reviewing the results of those audits; (d) reviewing the organization and scope of the Company's internal system of audit and financial controls; (e) meeting periodically with management and the independent public accountants to review financial, accounting and internal control matters; and (f) meeting periodically with the independent public accountants to discuss the results of their audit work and their opinions as to the adequacy of internal accounting controls and the quality of financial reporting. The Company's Board of Directors has determined that two members of the Audit Committee, Gerald F. Montry and Joseph J. Pietropaolo, are audit committee financial experts, and both are independent in accordance with Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934. Its current members are Joseph J. Pietropaolo, Chairman, Gerald F. Montry and Jack
P. Reily.

         The Compensation Committee, which held two (2) meetings during fiscal 2003, has the authority to determine and approve all the terms of the employment, compensation and benefits payable to officers of the Company, including those officers who are also directors. The Company's management is from time to time directed by the Compensation Committee to review certain compensation matters and make recommendations to the Compensation Committee concerning such matters. The Compensation Committee also has the authority to administer and award stock options and restricted stock under the 1999 Stock Option Plan, the 1998 Stock Option Plan and the Restricted Stock Plan. The Compensation Committee also administers the Employee Stock Purchase Plan. The Compensation Committee is composed of George C. Platt, Chairman, Joseph J. Pietropaolo, Jack P. Reily and Grant A. Dove.

         The Executive Committee, which did not meet during fiscal 2003, may, to the extent permitted by law, exercise the power of the Board of Directors when the Board is not in session. It also has the responsibility for reviewing long-range plans, capital expenditure programs, acquisitions and general corporate financing matters and making related recommendations to the Board of Directors. Its only current member is David W. Brandenburg, Chairman.

         The Nominating Committee, which met once during fiscal 2003, has the function to identify and propose to the full Board of Directors nominees to fill vacancies on the Board of Directors. Although the Nominating Committee has no formal policy on the subject, it will consider persons brought to its attention by officers, directors and shareholders. The names of proposed nominees should be sent to the Company at the address shown on the cover of this Proxy Statement, Attention: Nominating Committee. The current members of the Nominating Committee are Grant A. Dove, Chairman, and George C. Platt.

                PROPOSAL 2. TO APPROVE AMENDMENT TO THE COMPANY'S
                          EMPLOYEE STOCK PURCHASE PLAN

         The Intervoice, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the Board of Directors as of October 14, 1993. The Stock Purchase Plan has been approved by the Company's shareholders. On June 24, 2003, the Board of Directors adopted, subject to shareholder approval, an amendment to the Stock Purchase Plan to increase from 1,500,000 to 2,000,000 the number of shares of Common Stock authorized for issuance thereunder. A copy of the Stock Purchase Plan, as amended, is attached hereto as Appendix A.

         As of June 24, 2003, the aggregate number of shares that had been issued under the Stock Purchase Plan was 873,275, and options for an additional 499,676 shares were outstanding.

         The purpose of the Stock Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the regular and systematic purchase of shares of Common Stock through voluntary payroll deductions, and thus to develop a stronger incentive to work for the continued success of the Company and its subsidiaries. In fiscal 2003, 1,356 shares of Common Stock were issued to executive officers of the Company and 62,529 shares of Common Stock were issued to other employees of the Company pursuant to the Stock Purchase Plan. Based on the number of employees participating in the Stock Purchase Plan as of June 24, 2003, the Company anticipates issuing considerably more shares under the plan during fiscal 2004. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

DESCRIPTION OF THE STOCK PURCHASE PLAN AS AMENDED BY THE PROPOSED AMENDMENT

         The following is a summary of the Stock Purchase Plan incorporating the proposed amendment and is qualified in its entirety by reference to the full text of the Stock Purchase Plan as set forth in Appendix A to this proxy statement.

         Participation in the Stock Purchase Plan is open to each eligible employee of the Company or its participating subsidiaries. The approximate number of persons eligible to participate in the plan as of June 23, 2003, was
718. Employees whose customary employment is for 20 hours or less per week or five months or less in any calendar year are not eligible to participate. A participating subsidiary is any subsidiary that is owned 50% or more by the Company or, with respect to a lower-tier subsidiary, by a subsidiary of the Company, and that has been designated by the Compensation Committee as a participating affiliate in the Stock Purchase Plan. The Company's wholly-owned subsidiaries have been designated as participating affiliates in the Stock Purchase Plan.

         Each eligible employee may elect to have payroll deductions over each "option period" of an amount which must be at least 1% but no more than 10% of such employee's compensation for the option period up to a maximum of $21,250 (85% of $25,000) per year. An option period consists of the 12-month period beginning January 1 and ending the following December 31. At the end of each option period, the Company uses the funds accumulated in each participating employee's stock purchase account to purchase the number of whole shares of Common Stock determined by dividing (i) the aggregate payroll deduction authorized by the participant for the option period, by (ii) 85% of the Fair Market Value per share on the first day of the option period. The purchase price of a single share of Common Stock under the Stock Purchase Plan is the lower of either (i) 85% of the Fair Market Value per share on the date of grant of the option, which is the first day of the option period, or (ii) 85% of the Fair Market Value per share on the date on which the option is exercised, which is the last day of the option period. The term "Fair Market Value" is defined as the closing price on the date in question of a share of Common Stock on the Nasdaq National Market. No participant may purchase shares under the Stock Purchase Plan at a rate which exceeds $25,000 in Fair Market Value of shares for each calendar year. In addition, an otherwise eligible employee may not be granted an option under the Stock Purchase Plan if such employee would, immediately after grant of the option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation of the Company. Stock certificates representing such purchased shares are issued to the participating employees as soon as practicable after the end of each option period; provided, however, that the obligation of the Company to deliver such Common Stock may be postponed for such period of time as may be necessary to register or qualify the purchase of the shares under the Securities Act of 1933 or any applicable foreign or state securities law. No fractional shares are issued upon exercise of an option. Any balance remaining in a participant's stock purchase account following exercise of an option is returned to the participant. The cash proceeds received by the Company upon exercise of an option constitute general funds of the Company. An option granted under the Stock Purchase Plan is not transferable by the participant and is exercisable only by the participant. A participant may withdraw from the Stock Purchase Plan at any time by written notice to the Company. Upon withdrawal, the balance in the participant's stock purchase account is returned to the participant. If a participant withdraws, he or she may re-enroll during the enrollment period for the next option period.

         The Compensation Committee, composed of three or more members of the Board of Directors of the Company, who are not employees of the Company, is responsible for administration of the Stock Purchase Plan. Fees and expenses incurred in connection with the administration of the Stock Purchase Plan are paid by the Company.

         The Board of Directors may amend or terminate the Stock Purchase Plan at any time without shareholder approval; provided, however, that shareholder approval is required for any amendment that would (i) increase the total number of shares of Common Stock issuable under the Stock Purchase Plan (other than pursuant to certain provisions of the Stock Purchase Plan relating to stock splits, stock dividends, mergers and other changes in the Common Stock), (ii) modify the criteria for determining the employees or class of employees eligible to participate or (iii) materially increase benefits accruing under the Stock Purchase Plan to participants who are subject to Section 16 of the Securities Exchange Act of 1934. No termination or amendment of the Stock Purchase Plan will adversely affect the rights of a participant under an option outstanding at the time of such termination or amendment, except with the consent of such participant.

FEDERAL INCOME TAX CONSEQUENCES

         In addition to the income tax consequences described below, the acquisition, ownership or disposition of shares acquired upon the exercise of an option under the Stock Purchase Plan may have tax consequences under U.S. federal estate tax laws and various state and foreign laws that may be applicable to certain participants in the Stock Purchase Plan. Since these tax consequences, as well as the U.S. federal income tax consequences described below, may vary among employees depending on the particular facts and circumstances involved, each employee should consult his or her own tax advisor with respect to the tax consequences of the purchase of Common Stock under the Stock Purchase Plan and the sale of such Common Stock.

         This summary describes only U.S. federal income tax consequences. If an employee is a citizen and/or resident of a country other than the United States, the employee should consult his or her own tax advisor for information with respect to the tax consequences of participation in the Stock Purchase Plan and the sale of Common Stock acquired pursuant to the Stock Purchase Plan.

         The Stock Purchase Plan is designed to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Amounts deducted from the income of a participating employee under the Stock Purchase Plan will be included in such employee's income for the year in which those amounts would otherwise have been paid to the employee, and will be deductible by the Company in that year. The employee will not recognize additional taxable income either (i) on the first day of the purchase period or (ii) at the time the Company purchases shares of Common Stock under the Stock Purchase Plan on behalf of the employee, and no further deduction is allowed to the Company at either time. The employee's basis in shares purchased under the Stock Purchase Plan will equal the amount paid for such shares. If the fair market value of shares purchased under the Stock Purchase Plan is less on the date of disposition or death than the amount paid for the shares, no amount will be included in the employee's gross income as ordinary income, and the full amount of any loss (assuming the shares are sold in an arm's length transaction) will be a long-term capital loss.

         An employee who purchases shares pursuant to an option under the Stock Purchase Plan and disposes of such shares more than two years after the option is granted and more than one year after the option is exercised, or who dies at any time while holding the shares, will recognize ordinary income at the time of disposition or death in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the shares at the time of the disposition or death over the amount paid for the shares, or (ii) 15% of the fair market value of the shares at the time the option was granted. The Company will not be entitled to a deduction in respect of any amount of ordinary income so recognized by the employee. The employee's basis in the shares disposed of will be increased by the amount of ordinary income recognized. Any further gain recognized on the disposition will be taxed as long-term capital gain.

         An employee who purchases shares pursuant to an option under the Stock Purchase Plan and disposes of such shares less than two years after the option is granted or less than one year after the option is exercised will recognize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise of the option over the amount paid for such shares or, if less, the gain on disposition. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee. Any additional gain recognized by the employee on the disposition will be short-term or long-term capital gain, depending on the employee's holding period for the shares transferred. If the employee's basis in the shares purchased under the Stock Purchase Plan is greater than the amount received for the shares, the excess of the basis over the amount received will be taxed as short-term or long-term capital loss (assuming the shares are sold in an arm's length transaction), depending on the employee's holding period for the shares.

         The Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under
Section 401(a) of the Code.




                      PROPOSAL 3. TO APPROVE THE COMPANY'S
                             2003 STOCK OPTION PLAN

         On June 24, 2003 the Board of Directors adopted, subject to the approval of the shareholders of the Company, the Intervoice, Inc. 2003 Stock Option Plan. The Board believes that stock option plans provide an important means of attracting, retaining and motivating key personnel and recommends that shareholders approve the 2003 Stock Option Plan. Because directors and executive officers of the Company are eligible to receive options under the 2003 Stock Option Plan, each of them has a personal interest in the approval of the 2003 Stock Option Plan.

         The 2003 Stock Option Plan is intended to promote and advance the interests of the Company by providing key employees and directors of the Company or its subsidiaries added incentive to continue in the service of the Company and a more direct interest in the future success of its operations. The Board of Directors believes that key employees who have an investment in the Company are more likely to meet and exceed performance goals. As of June 24, 2003 only 7,700 shares and 122,323 shares, respectively, remain available for future grant under the Company's 1998 Nonqualified Stock Option Plan and 1999 Stock Option Plan, respectively. Accordingly, the Company's existing stock option and other incentive plans will not be sufficient to meet the Company's equity-based employee compensation and incentive goals, and the 2003 Stock Option Plan is needed to provide stock-based incentive compensation to the Company's current employees and to its directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 2003 STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

DESCRIPTION OF THE 2003 STOCK OPTION PLAN

         A copy of the 2003 Stock Option Plan is attached to this Proxy Statement as Appendix B. The following summary of the 2003 Stock Option Plan is qualified in its entirety by reference to the plan itself.

         Purposes. The purposes of the 2003 Stock Option Plan are to attract able persons to enter the employ of the Company, to encourage employees to remain in the employ of the Company and to provide motivation to employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and performance of the Common Stock. A further purpose of the 2003 Stock Option Plan is to provide a means through which the Company may attract able persons to become directors of the Company and to provide directors with additional incentive and reward opportunities designed to strengthen their concern for the welfare of the Company and its shareholders.

         Administration. The 2003 Stock Option Plan provides for administration by the Compensation Committee or another committee of the Board (the "Committee"), provided that each member of the Committee must be both a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Among the powers granted to the Committee are the authority to interpret the 2003 Stock Option Plan, establish rules and regulations for its operation, select eligible persons to receive options under the 2003 Stock Option Plan and determine the form and amount and other terms and conditions of such options. Notwithstanding the authority delegated to the Committee to administer the 2003 Stock Option Plan, the only stock options that can be granted to non-employee directors of the Company are the formula-based stock option grants discussed below in the Section entitled "Stock Options Granted to Non-Employee Directors". The exercise price of stock options granted under the 2003 Stock Option Plan cannot be less than the fair market value of the Common Stock on the date of grant. The 2003 Stock Option Plan authorizes the Committee to delegate its authority under the 2003 Stock Option Plan in certain circumstances; provided, however, that only the Committee may select and grant options to employees who are subject to Section 16 of the Exchange Act or who are "covered employees," as defined in Section 162(m) of the Code.

         Eligibility for Participation. All employees of the Company and its subsidiaries are eligible to be selected to participate in the 2003 Stock Option Plan, and all non-employee directors of the Company will automatically participate in the 2003 Stock Option Plan. The selection of employees is within the discretion of the Committee. In making this selection, the Committee may give consideration to the functions and responsibilities of the employee, his or her past, present and potential contributions to the growth and success of the Company and such other factors deemed relevant by the Committee or the Board. No employee is entitled to receive an option unless selected by the Committee. As of June 24, 2003, the Company and its subsidiaries had a total of 721 employees.

         Stock Options. The 2003 Stock Option Plan provides for the grant of nonqualified stock options that are not intended to meet the requirements of
Section 422(b) of the Code. All options shall be subject to the terms, conditions, restrictions and limitations of the 2003 Stock Option Plan, except that the Committee or the Board may, in its sole judgment, subject any option to such other terms, conditions, restrictions and limitations as it deems appropriate, provided they are not inconsistent with the terms of the 2003 Stock Option Plan.

         Stock Options Granted to Employees. The Committee will, with regard to each stock option granted to an employee of the Company or its subsidiaries, determine the number of shares subject to the option, the manner and time of the option's exercise and the exercise price per share of Common Stock subject to the option. The term of each option shall be as specified by the Committee, provided that, unless otherwise designated by the Committee, no option shall be exercisable later than ten years from the effective date of the option grant, and no option or portion of an option will become exercisable unless the employee remains in the service of the Company through the date the option or portion of the option is scheduled to become exercisable.

         Stock Options Granted to Non-Employees Directors. Under the 2003 Stock Option Plan, each new non-employee director will receive an option to purchase 18,000 shares of Common Stock on the date the non-employee director is first elected to serve on the Board of Directors commencing with the 2003 annual shareholder meeting. If the non-employee director is first elected to serve on the Board at an annual meeting of shareholders, the option to purchase 18,000 shares will become exercisable in full on the date of the next annual meeting of shareholders. If the non-employee director is first elected by the Board to fill a vacancy on the Board, the stock option will become exercisable in full on the date of the annual meeting of shareholders following the annual meeting at which the non-employee director is first elected by the shareholders to serve on the Board. On the date of each annual meeting of shareholders, beginning with the meeting for fiscal year 2003, each non-employee director who is re-elected to serve as a director will be granted an option to purchase 10,000 shares of Common Stock. The exercise price of each stock option granted to a non-employee director of the Company will be the fair market value (as defined in the 2003 Stock Option Plan) of the Common Stock on the effective date of the option's grant. Each option to purchase 10,000 shares of Common Stock will become exercisable in full by the non-employee director on the date of the annual meeting of shareholders next following the date of grant. A non-employee director is eligible to exercise a stock option only if he or she continues to serve the Company as a director through the date of the annual meeting at which the stock option is scheduled to become exercisable. In the event the number of shares to be granted to the non-employee directors is less than the number of shares available under the Plan at any time, then the Company will reduce proportionately the number of shares covered by the options granted to the non-employee directors. All options granted to non-employee directors will remain exercisable through the tenth anniversary of the date the option was granted.

         Exercising Stock Options. Upon exercise of an option, the exercise price may be paid by a participant in cash or, in the discretion of the Committee, by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the option is exercised and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price and any required withholding taxes.

         Available Shares. The maximum number of shares of Common Stock that shall be available for grant of options under the 2003 Stock Option Plan shall not exceed 2,000,000, subject to adjustment in accordance with the provisions of the 2003 Stock Option Plan. Shares of Common Stock issued pursuant to the 2003 Stock Option Plan may be shares of original issuance or treasury shares or a combination thereof.

         The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of options under the 2003 Stock Option Plan are counted. In the absence of Committee action, the 2003 Stock Option Plan sets forth certain rules applicable for this purpose. For example, in general, unless otherwise determined by the Committee, shares of Common Stock related to options which terminate by expiration, forfeiture or cancellation without the issuance of shares shall again be available for grant under the 2003 Stock Option Plan.

         If the Company shall effect a subdivision or a consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which outstanding options granted under the 2003 Stock Option Plan may thereafter be exercised or satisfied, and the exercise prices thereof, shall be proportionately adjusted. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, separations (including a spin-off or other distribution of stock or property), exchanges or other relevant changes in capitalization, outstanding options under the 2003 Stock Option Plan shall be subject to adjustment by the

Committee at its discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such options to reflect such changes in the outstanding Common Stock. Also, in the event of any such changes in the outstanding Common Stock, the aggregate number of shares available for grant of options under the 2003 Stock Option Plan may be equitably adjusted by the Committee.

         The maximum number of shares of Common Stock for which options may be granted under the 2003 Stock Option Plan to any one optionee during a calendar year is 300,000.

         As of June 25, 2003, the closing sales price of the Common Stock as reported on the Nasdaq National Market was $4.50 per share.

         Corporate Change. The 2003 Stock Option Plan provides that, in the event of a corporate change (defined in the 2003 Stock Option Plan to include the dissolution or liquidation of the Company, certain reorganizations, mergers or consolidations of the Company, the sale of all or substantially all the assets of the Company or the occurrence of a change in control of the Company), unless otherwise provided in the related option agreement, (i) each option then outstanding under the 2003 Stock Option Plan shall become exercisable in full, and (ii) all restrictions (other than restrictions imposed by law) imposed on any Common Stock that may be delivered pursuant to the exercise of such options shall be deemed satisfied.

         Amendment. The Board of Directors may alter or amend the 2003 Stock Option Plan, but may not without the approval of the shareholders of the Company and of any regulatory authorities having jurisdiction make any alteration or amendment which operates (a) to increase the total number of shares of Common Stock which may be issued under the 2003 Stock Option Plan, other than as provided in the antidillution provisions of the 2003 Stock Option Plan, (b) to modify the criteria for determining the employees (or class of employees) eligible to receive Options under the 2003 Stock Option Plan or (c) to materially increase benefits accruing under the 2003 Stock Option Plan to Participants who are subject to Section 16 of the Exchange Act. No suspension, termination, amendment or modification of the 2003 Stock Option Plan shall adversely affect in any material way any option previously granted under the 2003 Stock Option Plan, without the consent of the optionee (except that consent of the optionee is not required for certain tax-related amendments or modifications to an option which are designed to ensure that the option qualifies as performance based compensation under Section 162(m) of the Code). In addition, the Company will not reprice the options under the 2003 Stock Option Plan without prior approval by the shareholders.

         Effectiveness. The 2003 Stock Option Plan will become effective as of the date of its approval by shareholders at the annual meeting. The 2003 Stock Option Plan has no fixed expiration date.

         FEDERAL INCOME TAX CONSEQUENCES. The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. In addition to the income tax consequences discussed below, the acquisition, ownership or disposition of shares acquired upon the exercise of an option under the 2003 Stock Option Plan may have tax consequences under U.S. federal estate tax laws and various state and foreign laws that may be applicable to certain optionees. Actual tax consequences to employees and directors may be either more or less favorable than those described below depending on the employees' or directors' particular circumstances. Accordingly, each participant should consult his or her own tax advisor with respect to the tax consequences of participation in the Plan.

         This summary describes only U.S. federal income tax consequences. If an optionee is a citizen and/or resident of a country other than the United States, the optionee should consult his or her own tax advisor for information with respect to the tax consequences of participation in the Stock Option Plan and the sale of Common Stock acquired pursuant to the Stock Option Plan.

         An optionee will not recognize income for federal income tax purposes upon the grant of an option. The optionee will recognize ordinary income upon exercise of an option in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of the shares. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee due to the exercise of options at the time of such recognition.

         If the optionee is an employee, income recognized upon the exercise of an option will be considered compensation subject to withholding at the time the income is recognized. As a result, the Company must make the necessary arrangements with such optionee to ensure that the amount of tax required to be withheld is available for payment.

         The basis of shares transferred to an optionee upon exercise of an option is the price paid for the shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If the optionee thereafter sells shares acquired upon exercise of an option, the difference between the amount realized by the optionee and his or her basis in the shares will constitute capital gain or loss for federal income tax purposes.

         Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's shareholders and meets certain other criteria. Compensation attributable to an option is deemed to satisfy the requirements for performance-based compensation only if (i) the grant is made by a committee composed of two or more outside directors; (ii) the plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and (iii) under the terms of the option, the amount of compensation the optionee could receive is based solely on an increase in the value of the stock after the date of the option grant. The 2003 Stock Option Plan has been designed such that options granted under the plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code.

         The 2003 Stock Option Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended and is not qualified under Section 401(a) of the Code.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

To the Shareholders of Intervoice, Inc.:

         COMPENSATION POLICY. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, executive officers are offered compensation opportunities that are linked to the Company's business objectives and performance, individual performance and contributions to the Company's success and enhanced shareholder value. The Company's compensation programs are designed and revised from time to time to be competitive within the software and data industry and the telecommunications industry.

         The Company's executive compensation program consists primarily of (i) base salary, (ii) incentive cash bonus opportunities based upon individual and corporate performance, and (iii) long-term equity based incentives. The Company generally targets the aggregate of annual base salary, bonus opportunities and long-term equity based incentives made available to executive officers, who successfully perform their responsibilities, near the fiftieth percentile for officers with similar positions in companies of comparable size in the software and data/telecommunications industries. The Compensation Committee believes that compensation opportunities near the fiftieth percentile for its comparison group are appropriate provided incentive cash bonus opportunities are a significant part of each executive officer's compensation package and such bonus opportunities are dependant upon the Company achieving important elements of its business and financial plans. As discussed below, the compensation opportunities are largely dependent upon the Company's ability to achieve its earnings and/or revenue targets.

         The Compensation Committee determined to put a greater emphasis on incentive compensation commencing with fiscal 1995 to encourage further the achievement of corporate and individual objectives. To ensure compliance with the compensation policy, the Company hired an independent consultant for fiscal 2002. In this capacity the consultant analyzed compensation paid to the five highest paid executive officers of the Company based on a survey of compensation information in proxy statements issued by a variety of software and telecommunications companies. The consultant also analyzed compensation paid to the Company's other officers based on market surveys of executive compensation, including surveys for software and data/telecommunications companies. These surveys included a separate study of companies within the SIC code for Telephone and Telegraph Apparatus used in the "Performance Graph" contained in this proxy statement.

         STOCK OWNERSHIP GUIDELINES. In April 1995, the Compensation Committee established stock ownership guidelines for key executives of the Company. These guidelines provide that executives should hold shares in varying amounts as a multiple of salary, currently ranging from a minimum of four times annual salary for the Chairman of the Board and Chief Executive Officer to one times annual salary for vice presidents who are not executive officers of the Company. The value of each executive's share holdings for purposes of the guidelines, is based on the greater of the current market price of the Company's Common Stock or the aggregate amount the executive paid for the shares.

         Although some executives are already at or above the prescribed levels, the Compensation Committee recognizes that newer employees or those recently promoted may require some period of time to achieve these levels. Therefore, the guidelines provide for a transition period of approximately five years for the suggested levels to be met. The Compensation Committee monitors each executive's progress toward achieving these guidelines when deciding on future stock option awards and other equity incentive opportunities.

         FISCAL 2003 COMPENSATION.

         BASE SALARY. The Compensation Committee annually reviews and sets base salaries for each of the Company's executive officers at levels within the range of those persons holding comparable positions at other companies in the Company's comparison group. Annual salaries, including increases to salaries, are reviewed and approved on the basis of the individual performance of the executive, as determined through an evaluation by the officer's immediate supervisor in consultation with the Company's executive management and by the executive's tenure and level of responsibility, the Company's expected financial performance, and changes in competitive pay levels. As a result of the Company's performance during fiscal 2002, none of the executive officers received a raise during fiscal 2003.

         The Company amended and restated its employment agreement with the Chairman of the Board and Chief Executive Officer of the Company, David W. Brandenburg, during fiscal 2002. The amended and restated agreement provided for a base salary of $350,000 for fiscal 2002. In accordance with the terms of Mr. Brandenburg's agreement, the Compensation Committee reviewed Mr. Brandenburg's base salary at the end of the fiscal year 2002 and decided not to change the amount of his salary for fiscal year 2003. The Compensation Committee supports this salary level, which was less than the median base salary for chief executive officers in the Company's comparison group. See "Agreements with Executive Officers" for a discussion of the employment agreements with Mr. Brandenburg and the Company's President, Robert E. Ritchey.

         ANNUAL INCENTIVES. The Company has a bonus program that provides for the payment of periodic cash bonuses to executive officers contingent upon the achievement of certain earnings targets, revenue targets and/or other individual and corporate performance targets. The program is intended to reward the accomplishment of corporate objectives, reflect the Company's priority on maintaining growth and stability of earnings, and to provide a fully competitive compensation package which will attract, reward and retain quality individuals. Targets and objectives vary for the specific officers involved. For example, bonus opportunities under contracts between the Company and each of its Chairman of the Board and Chief Executive Officer and its President were based on formulas designed to compensate such officers for any increases to revenues and earnings per share. These officers are responsible for making and implementing strategic decisions concerning how the Company plans to achieve its long-term goals for growth and stability of earnings and revenues. The Compensation Committee believes that the amount of growth in the Company's annual earnings per share and revenues should continue to serve as a basis for a significant component of the total compensation for these officers.

         Because of disappointing results from operations during fiscal 2002, a general decline in the Company's sales activity during the first part of fiscal 2003 and diminished prospects for sales during the remainder of the fiscal year, the Compensation Committee decided to suspend its bonus program for executive officers during fiscal 2003. While the Compensation Committee has always placed an emphasis on incentive compensation, the Compensation Committee determined that it would not be appropriate to implement its normal cash bonus program based on the reduced levels of sales and earnings the Company had experienced in recent quarters and the sales and earnings the Company could reasonably expect to achieve during the remainder of fiscal 2003. All of the Company's employees, including its executive officers, were eligible to participate in a "stretch" bonus program. This program would have provided bonus payments to all employees if the Company had achieved earnings in excess of the earnings budgeted under the Company's operating plan for the third and fourth quarters of fiscal 2003. The Company failed to achieve the earnings target under the stretch bonus program and, accordingly, none of the executive officers earned a bonus for fiscal 2003.

         Pursuant to his employment agreement, the bonus opportunity for fiscal 2003 for the Chairman of the Board and Chief Executive Officer would have rewarded Mr. Brandenburg for increases to the Company's revenues and earnings per share. During fiscal 2003, Mr. Brandenburg agreed to waive any bonus he was eligible to earn for the fiscal year. The employment agreement with Mr. Brandenburg also permitted payment of an additional discretionary bonus if the Compensation Committee determined that such a bonus was appropriate. No such discretionary bonus was paid to Mr. Brandenburg for fiscal 2003.

         Mr. Ritchey, the Company's President, has an employment agreement similar to Mr. Brandenburg's agreement, with similar provisions governing his bonuses. Mr. Ritchey also agreed to waive any bonus he was eligible to earn under his contract for fiscal 2003.

         LONG-TERM EQUITY-BASED INCENTIVES. Long-term equity based incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. The Compensation Committee believes that such equity based compensation provides executives with a continuing stake in the long term success of the Company, and will assist them in achieving the share ownership targeted under the stock ownership guidelines discussed above. Long-term awards granted in fiscal 2003 consisted of nonqualified stock options granted under the Company's 1999 Stock Option Plan. Unlike cash, the value of a stock option will not be immediately realized and does not result in a current expense to the Company.

         The stock options are granted at the market price on the date of grant and will only have value if the Company's stock price increases, resulting in a commensurate benefit to the Company's shareholders. Generally, grants vest in equal amounts over a three-year to four-year period. Executives generally must be employed by the Company at the time of vesting in order to exercise the options.

         The Compensation Committee, in consultation with the Company's executive management, determines from time to time the executive officers who shall receive options under the Company's employee stock option plans, the timing of such awards, the number of shares of Common Stock to be subject to each award and the other terms of each award. Annual stock option awards are made in light of a compensation review and recommendations prepared by a compensation consultant comparing the Company's stock option awards to its officers to awards made by companies in the Telephone and Telegraph Apparatus industry whose description of business and revenues most closely approximated those of the Company. These companies are included in the Company's peer group index set forth in the section entitled "Stock Performance Graph". Grants to individual executive officers by the Compensation Committee are based on their annual performance evaluations, relative salary levels, the number of shares under options previously granted, and their potential contribution to the long-term performance of the Company. The emphasis placed on equity-based incentive opportunities was also considered by the Compensation Committee in determining stock option awards.

         The Compensation Committee granted stock options covering 189,000 shares of Common Stock to executive officers of the Company, other than the Chairman of the Board and Chief Executive Officer, during fiscal 2003. Options covering 160,000 shares of Common Stock were granted to Mr. Brandenburg as Chairman of the Board and Chief Executive Officer during fiscal 2003 under the terms of his employment agreement.

         The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. As performance goals are met or exceeded, resulting in an increased value to shareholders, executives are rewarded commensurately. The Compensation Committee believes that compensation levels during fiscal 2003 adequately reflect the Company's compensation goals and policies.

June 24, 2003

            COMPENSATION COMMITTEE OF
            THE BOARD OF DIRECTORS

            George C. Platt , Chairman
            Joseph J. Pietropaolo
            Grant A. Dove
            Jack P. Reily

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain summary information concerning the compensation paid or awarded to the Chief Executive Officer and the other four most highly compensated executive officers of the Company in fiscal 2003 (the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended February 28, 2003, February 28, 2002, and February 28, 2001.

                                                                                LONG TERM
                                                                               COMPENSATION        ALL OTHER
                                                      ANNUAL COMPENSATION          AWARDS         COMPENSATION
                                                    -----------------------   ----------------   ----------------
                                                                                                    ALL OTHER
                                                                                 SECURITIES            CASH
                                          FISCAL                                 UNDERLYING          COMPEN-
NAME AND PRINCIPAL POSITION                YEAR     SALARY(1)      BONUS          OPTIONS           SATION(2)
                                         --------   ----------   ----------   ----------------   ----------------
David W. Brandenburg                         2003   $  350,397           --            160,000   $          5,387
Chairman of the Board                        2002      350,486           --                 --              5,948
and Chief Executive Officer(3)               2001      205,979           --            500,000              4,086


Robert Ritchey                               2003   $  241,147           --             42,500   $          7,662
President(4)                                 2002      241,236   $   24,075             50,000              8,680
                                             2001       56,250       28,125            100,000                390

Rob-Roy J. Graham                            2003   $  255,772           --             57,500   $          6,741
Executive Vice President                     2002      255,861           --                 --              6,467
Chief Financial Officer                      2001      215,926   $  100,000            100,000              5,867
Secretary
Controller(5)


H. Don Brown (6)                             2003   $  188,530           --             14,250   $            585
Executive Vice President - --                2002      188,620   $   37,627                 --              3,174
Human Resources                              2001      170,509       65,753             50,000              5,119


Dean C. Howell                               2003   $  195,157           --             21,750   $          5,322
Executive Vice President and                 2002      195,246   $   38,952                 --              5,047
General Counsel(7)                           2001      173,837       67,400             50,000              5,012


(1) Includes amounts deferred at the Named Officer's election pursuant to the Company's 401(k) Employee Savings Plan.

(2) Represents Company contributions on behalf of the Named Officers under the Company's 401(k) Employee Savings Plan and amounts includable in compensation for Company-paid group term life insurance and disability insurance.

(3) Mr. Brandenburg became employed by the Company during June 2000. All other cash compensation for Mr. Brandenburg includes $2,222 for contributions under the Company's 401(k) Employee Savings Plan and $3,165 for Company-paid group term life insurance in fiscal year 2003; $2,594 for contributions under the Company's 401(k) Employee Savings Plan and $3,354 for Company-paid group term life insurance in fiscal year 2002; and $2,312 for contributions under the Company's 401(k) Employee Savings Plan and $1,774 for Company-paid group term life insurance in fiscal year 2001.

(4) Mr. Ritchey became employed by the Company during December 2000. All other cash compensation for Mr. Ritchey includes $5,502 for contributions under the Company's 401(k) Employee Savings Plan and $2,160 for Company-paid group term life insurance in fiscal year 2003; $6,454 for contributions under the Company's 401(k) Employee Savings Plan and $2,226 for Company-paid group term life insurance in fiscal year 2002; and $390 for Company-paid group term life insurance in fiscal year 2001.

(5) All other cash compensation for Mr. Graham includes $5,501 for contributions under the Company's 401(k) Employee Savings Plan and $1,240 for Company-paid group term life insurance in fiscal year 2003; $5,564 for contributions under the Company's 401(k) Employee Savings Plan and $903 for Company-paid group term life insurance in fiscal year 2002; and $5,190 for contributions under the Company's 401(k) Employee Savings Plan and $677 for Company-paid group term life insurance in fiscal year 2001.

(6) All other compensation for Mr. Brown includes $585 for Company-paid group term life insurance in fiscal 2003; $2,587 for contributions under the Company's 401(k) Employee Savings Plan and $587 for Company paid-group term life insurance in fiscal year 2002; and $4,741 for contributions under the Company's 401(k) Employee Savings Plan and $378 for Company-paid group term life insurance in fiscal year 2001.

(7) All other cash compensation for Mr. Howell includes $4,730 for contributions under the Company's 401(k) Employee Savings Plan and $592 for Company-paid group term life insurance in fiscal year 2003; $4,606 for contributions under the Company's 401(k) Employee Savings Plan and $441 for Company-paid group term life insurance in fiscal year 2002; and $4,656 for contributions under the Company's 401(k) Employee Savings Plan and $356 for Company-paid group term life insurance in fiscal year 2001.

                        OPTION GRANTS IN FISCAL YEAR 2003

         The following table sets forth certain information with respect to grants of stock options to the Named Officers during fiscal 2003 pursuant to the Company's 1999 Stock Option Plan.


                                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF STOCK PRICE
                                             INDIVIDUAL GRANTS                       APPRECIATION FOR OPTION TERM (2)
                             -----------------------------------------------   ------------------------------------------
                                                % OF TOTAL
                               NUMBER OF         OPTIONS
                              SECURITIES        GRANTED TO
                              UNDERLYING         EMPLOYEES        EXERCISE
                                OPTIONS          IN FISCAL          PRICE        EXPIRATION
NAME                          GRANTED (1)          2003             (/SH)          DATE            5%              10%
                             --------------   --------------    ------------   ------------   ------------   ------------
David W. Brandenburg                160,000             16.1%           5.08       3/1/2012   $    510,400   $  1,296,000
Robert Ritchey                       42,500              4.3%          1.015      7/18/2012   $     26,988   $     68,638
Rob-Roy J. Graham                    57,500              5.8%          1.015      7/18/2012   $     36,513   $     92,863
H. Don Brown                         14,250              1.4%          1.015      7/18/2012   $      9,049   $     23,014
Dean C. Howell                       21,750              2.2%          1.015      7/18/2012   $     13,811   $     35,126

(1) All options were granted at fair market value (the average of the high and low trading prices of the Common Stock on the Nasdaq National Market) on the date of grant and expire ten years from the date of grant. The options become exercisable in three equal amounts on the first three annual anniversaries of the date of grant.

(2) The assumed 5% and 10% rates of stock price appreciation are specified by the proxy rules and do not reflect expected appreciation. The amounts shown represent the assumed value of the stock options (less exercise price) at the end of the ten-year period beginning on the date of grant and ending on the option expiration date. For a ten-year period beginning February 28, 2003, based on the closing price on the Nasdaq National Market of the Common Stock of $1.70 on such date, a share of the Common Stock would have a value on February 28, 2013 of approximately $2.77 at an assumed appreciation rate of 5% and approximately $4.41 at an assumed appreciation rate of 10%.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003 AND
                          FISCAL YEAR-END OPTION VALUES

         The following table provides information concerning option exercises in fiscal 2003 and the value of unexercised options held by each of the Named Officers at the end of fiscal 2003.


                                                                                   NUMBER OF
                                                                                   SECURITIES             VALUE OF
                                                                                   UNDERLYING            UNEXERCISED
                                                                                   UNEXERCISED           IN-THE-MONEY
                                                                                   OPTIONS AT            OPTIONS AT
                                                                               FISCAL YEAR END (#)    FISCAL YEAR END ($)(1)
                                                                               --------------------   -----------------------
                                 SHARES ACQUIRED                                  EXERCISABLE/             EXERCISABLE/
NAME                             ON EXERCISE (#)        VALUE REALIZED ($)        UNEXERCISABLE            UNEXERCISABLE
                                 ---------------       -------------------     --------------------   -----------------------
David W. Brandenburg                   0                     $  0                 506,000 / 160,000             $0 / $0
Robert Ritchey                         0                     $  0                  83,332 / 109,168        $0 / $29,113
Rob-Roy J. Graham                      0                     $  0                  311,466 / 90,834        $0 / $39,388
H. Don Brown                           0                     $  0                   86,632 / 30,918         $0 / $9,761
Dean C. Howell                         0                     $  0                  109,066 / 38,418        $0 / $14,899



(1) Values stated are based on the closing price ($1.70) of the Company's Common Stock as reported on the Nasdaq National Market on February 28, 2003 and the exercise price of the options.

                      EQUITY COMPENSATION PLAN INFORMATION

         The Company maintained six compensation plans to provide for the issuance of Common Stock of the Company to officers and other employees of the Company as of February 28, 2003. These plans consisted of the 1990 Employee Stock Option Plan, 1999 Stock Option Plan, 1990 Non-Employee Option Plan, Employee Stock Purchase Plan and the Restricted Stock Plan, which have been approved by shareholders, and the 1998 Employee Non-Qualified Stock Option Plan which has not been approved by the shareholders. On June 24, 2003, the Restricted Stock Plan was terminated by the Board. The following table sets forth information regarding outstanding options and shares of Common Stock reserved for future issuance under the foregoing plans as of February 28, 2003:




                                                                                                               (C)
                                                                                                       Number of Shares of
                                                   (A)                                                 Common Stock
                                           Number of Shares of                 (B)                     Remaining Available For
                                           Common Stock To Be             Weighted-Average             Future Issuance Under
                                           Issued Upon Exercise Of        Exercise Price Of            Equity Compensation
                                           Outstanding Options,           Outstanding Options          Plans (Excluding Shares
Plan Category                              Warrants And Rights            And Rights                   Reflected In Column (A)
-----------------------------------     ----------------------------   ---------------------------    ------------------------
Equity compensation plans approved             5,601,875                       $7.41                        1,307,157 (1)(3)
by shareholders

Equity compensation plans not
approved by shareholders (2)                     407,500                       $4.73                           85,919 (2)

TOTAL                                          6,009,375                       $7.23                        1,393,076

(1) Includes 128,356 shares of Common Stock remaining available for future issuance under the Employee Stock Purchase Plan as of February 28, 2003.

(2) Consists of options that are outstanding or may be issued pursuant to the 1998 Employee Non-Qualified Stock Option Plan. The material features of the 1998 Employee Non-Qualified Stock Option Plan are as described in the Company's Form 10-K filed for the fiscal year ended February 28, 2003.

(3) Includes shares of Common Stock reserved for issuance under the Company's Restricted Stock Plan as of February 28, 2003. On June 24, 2003 the Board of Directors voted to terminate the Restricted Stock Plan. The termination of the Restricted Stock Plan reduced by 770,570 shares the number of shares of Common Stock remaining available for future issuance under the Company's equity compensation plans.

                       AGREEMENTS WITH EXECUTIVE OFFICERS

         EMPLOYMENT AGREEMENT WITH DAVID W. BRANDENBURG, THE COMPANY'S CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. On June 26, 2000 the Company entered into an employment agreement with David W. Brandenburg for the period from June 26, 2000 through February 28, 2003. Effective March 1, 2002, the employment agreement was extended one year through February 28, 2004. Under the agreement, Mr. Brandenburg received an annual salary of $300,000 during fiscal 2001. His salary was increased to $350,000 for fiscal 2002 and fiscal 2003. The provisions in the employment agreement governing Mr. Brandenburg's bonus opportunities for fiscal 2003 and fiscal 2004 were amended as of March 1, 2002. Mr. Brandenburg's annual bonus opportunity for fiscal 2003 and fiscal 2004 is based 50% on increases to earnings per share and 50% on increases to revenues, in each case as compared to the immediately preceding fiscal year. For each of earnings per share and revenues, Mr. Brandenburg's bonus opportunity ranges from 25% of his base salary for an increase of up to 9%, to 125% of his base salary for an increase of 40% or more. If earnings per share for fiscal 2002 or 2003 were less than $.15, however, then the change in earnings per share for the immediately following year will be compared to $.15. In an effort to help the Company reduce expenses, on July 22, 2002 Mr. Brandenburg waived his right to receive any bonus he might otherwise have earned under such bonus provisions for fiscal 2003, and on June 17, 2003, Mr. Brandenburg waived his right to receive any bonus he is eligible to earn under such bonus provisions for fiscal 2004.

         Based on the Company's earnings and revenue performance, Mr. Brandenburg did not earn a bonus for fiscal 2001, 2002 or 2003. See the "Summary Compensation Table" for a discussion of the bonuses and salary paid to Mr. Brandenburg for the three-year period ended February 28, 2003. In connection with the execution of Mr. Brandenburg's initial employment agreement, he was awarded stock options during fiscal 2001 covering 500,000 shares of Common Stock under the Company's 1999 Stock Option Plan and 1990 Incentive Stock Option Plan. In connection with the extension of his employment agreement through fiscal 2004, Mr. Brandenburg was granted a stock option on March 1, 2002 covering 160,000 shares of Common Stock under the Company's 1999 Stock Option Plan.

         Except as discussed below, Mr. Brandenburg's employment agreement requires that he not compete with the Company while he renders services under the agreement and for a period of 18 months thereafter. The agreement further provides that the Company can only terminate Mr. Brandenburg for cause or because he becomes disabled (as such terms are defined in the agreement). If Mr. Brandenburg is terminated for cause, the Company will have no liability for further payments to him. If Mr. Brandenburg becomes completely disabled, the Company is obligated to pay him an amount equal to his base salary in effect at the time of disability through the expiration date of the agreement. If, however, following a change of control of the Company (defined as a triggering event in the agreement), Mr. Brandenburg's employment is terminated without cause, if Mr. Brandenburg terminates his employment for good reason (as defined in the agreement), or if he terminates his employment without good reason by giving 12 months' prior notice, the Company will have to pay him a lump sum amount (the "Change in Control Amount") equal to 2.99 multiplied by an amount of salary and bonus which he would have received for the year in which he was terminated (as determined in accordance with the agreement). The agreement also provides that, if the Change in Control Amount is subject to certain federal excise taxes, the Company will "gross-up" the Change in Control Amount such that Mr. Brandenburg will receive a net amount after such taxes, equal to the Change in Control Amount that he would have received had such taxes not been imposed. In addition, following a change in control of the Company, Mr. Brandenburg can terminate his employment for any reason by giving 12 months' prior written notice. Mr. Brandenburg is released from his covenant not to compete if he is terminated by the Company without cause and without being disabled, or if he elects to terminate his employment after a default by the Company prior to a triggering event or after a triggering event for good reason. If Mr. Brandenburg's employment is terminated without cause, the Company is obligated to pay him an amount equal to the remaining compensation he would have received under the agreement (as determined in accordance with the agreement), and the options to purchase an aggregate of 660,000 shares of Common Stock that Mr. Brandenburg was granted in connection with his agreement and the extension to his agreement will become completely exercisable, to the extent that the options are not already exercisable as of such date.

         EMPLOYMENT AGREEMENT WITH ROBERT E. RITCHEY. Robert E. Ritchey, the Company's President entered into an employment agreement with the Company for the one-and-one-half-year term commencing on September 1, 2002. Under the agreement, Mr. Ritchey received an annual salary of $240,750 during fiscal 2003. In an effort to help the Company reduce expenses, Mr. Ritchey agreed to waive his right to receive any formula-based cash bonus for fiscal year 2003. Mr. Ritchey's annual bonus opportunity for fiscal 2004 under his contract is based 33% on increases to earnings per share, 33% on increases to bookings and 34% on increases to revenue, in each case as compared to the immediately preceding fiscal year. In a further effort to help the Company reduce expenses, on June 17, 2003 Mr. Ritchey waived his right to receive any bonus he might otherwise earn under such bonus provisions for fiscal 2004. The agreement did not provide for Mr. Ritchey to receive any stock options or restricted stock in connection with the execution of his agreement. Other than the matters discussed in this paragraph, Mr. Ritchey's employment agreement (including the terms governing any termination of his employment with the Company before or after a change of control of the Company) are substantially the same as Mr. Brandenburg's employment agreement, which is discussed above.

         AGREEMENT WITH ROB-ROY J. GRAHAM. The Company's Chief Financial Officer, Rob-Roy J. Graham, will resign from the Company on July 25, 2003. In connection with the resignation, Mr. Graham and the Company entered into a separation agreement pursuant to which each party released the other party from any and all claims and demands it might have had. Under the separation agreement, Mr. Graham agreed, among other things, to refrain from making any disparaging remarks about the Company or its products, not to induce the Company's employees or customers to terminate their relationship with the Company, not to disclose the Company's confidential and proprietary information, and to cooperate with the Company in any pending or future litigation, arbitration or similar proceedings involving the Company. Mr. Graham's separation agreement further provides that he will not compete with the Company for a period of 12 months after the date of his resignation. In accordance with the separation agreement, the Company will pay Mr. Graham $511,544 in August of 2003. Under the agreement, the Company also accelerated the vesting of stock options covering 85,000 shares making such options fully exercisable on June 25, 2003, and extended the exercise period for certain of his stock options (covering approximately 277,500 shares) through July 25, 2004. The exercise prices for most of these stock options are substantially above the closing price for the Company's stock on June 25, 2003, only stock options covering 87,500 shares have an exercise price which is less than the market price for the Company's stock on such date. The separation agreement includes a provision, to comply with certain requirements under the Age Discrimination in Employment Act and Older Workers Benefit Protection Act, that permits Mr. Graham to revoke his acceptance of the separation agreement (and return any and all payments and other consideration received by him under the agreement) for a period of up to seven days after the effective date of his resignation. Mr. Graham has represented to the Company that he has no present intention of revoking his acceptance of the separation agreement.

                             STOCK PERFORMANCE GRAPH

         The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five-year period ended February 28, 2003, as well as an overall broad stock market index, the Nasdaq Market Index, and a peer group index for the Company, the index for SIC Code 3661 Telephone and Telegraph Apparatus. The stock performance graph assumes $100 was invested on March 1, 1998 in the Company's Common Stock and each such index.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                 OF COMPANY, INDUSTRY INDEX AND BROAD MARKET(1)

                                    (GRAPH)






                                    ---------------------------- FISCAL YEAR ENDED ---------------------------
COMPANY / INDEX / MARKET            2/28/1998    2/28/1999    2/28/2000    2/28/2001    2/28/2002    2/28/2003
Intervoice, Inc.                       100.00       241.67       802.78       188.89       112.00        37.78
Telephone, Telegraph Apparatus         100.00       106.75       298.12       110.35        44.11        23.78
Nasdaq Market Index                    100.00       129.22       251.02       117.48        95.93        75.15

(1) Assumes $100 invested on March 1, 1998 and all dividends reinvested through February 28, 2003.

                              CERTAIN TRANSACTIONS

         For information concerning agreements between the Company and each of David W. Brandenburg, Robert E. Ritchey and Rob-Roy J. Graham, see "Agreements with Executive Officers".

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         During the fiscal year ended February 28, 2003, Mr. Gerald F. Montry inadvertently failed to report a stock option to purchase 18,000 shares of Common Stock on his initial report of beneficial ownership upon his election as a director of the Company. The stock option was reported on his Annual Statement of Changes in Beneficial Ownership. In making this disclosure the Company has relied solely on written representations of its current and former executive officers and directors and copies of the reports filed by them with the Securities and Exchange Commission.

                                    AUDITORS

         The Audit Committee appointed the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending February 28, 2004. Ratification or other action by the Company's shareholders concerning the appointment of the independent auditors of the Company for fiscal 2004 is not required.

         During the fiscal year ended February 28, 2003, Ernst & Young LLP provided audit services to the Company consisting of examination of the financial statements of the Company. Ernst & Young LLP has advised the Company that no material relationship exists between Ernst & Young LLP or any of its partners and the Company and that it is independent from the Company in all respects. The Audit Committee of the Board of Directors has considered the non-audit services provided to the Company by Ernst & Young LLP and believes such are compatible with maintaining such firm's independence.

         Representatives of Ernst & Young LLP are expected to attend the 2003 annual meeting. These representatives will have the opportunity to make a statement at the meeting if they desire to do so and will also be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed by Ernst and Young LLP in connection with the audit of the Company's consolidated financial statements for the fiscal year ended February 28, 2003, and the review of quarterly financial statements included in the Company's reports on Form 10-Q, were $388,850.

ALL OTHER FEES

         The aggregate fees billed by Ernst and Young LLP for professional services, other than services related to the audit of annual financial statements or the review of quarterly financial statements, rendered in connection with the Company's fiscal year ended February 28, 2003 were $148,164. Services relating to statutory audits and accounting consultations accounted for $109,699 of the total fees for such other professional services.

                     SHAREHOLDER PROPOSALS AND OTHER MATTERS

         If a shareholder intends to present a proposal for action at the Company's 2004 annual meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Company by February 28, 2004. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

         In addition, if a shareholder submits a proposal outside of Rule 14a-8 for the 2004 annual meeting, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to the Secretary of the Company at 17811 Waterview Parkway, Dallas, Texas 75252.

         The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone and/or telegraph by officers and regular employees of the Company, who will receive no additional compensation for such solicitations. To aid in the solicitation of proxies, the Company may employ the firm of Georgeson Shareholder Communications, Inc., a proxy solicitation firm in Carlstadt, New Jersey, to solicit proxies from brokers, banks, nominees, institutional holders and individual holders for use at the meeting at a fee of approximately

$6,500.00 plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms and custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

         For a discussion of the Company's financial condition, changes in financial condition and results of operations, see Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 2003 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. For a discussion of quantitative and qualitative disclosures about market risk, see Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in the 2003 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. For the financial statements and supplementary financial information for the Company, see Item 8 "Financial Statements and Supplementary Data" in the 2003 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. For a discussion of any changes in or disagreements with the accountants on accounting and financial disclosure, see Item 9 "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" in the 2003 Annual Report on Form 10-K, which Item is incorporated by reference and made a part of this proxy statement. The Company will provide, by first class mail or other equally prompt means, a copy of the information that is incorporated by reference in the proxy statement, without charge, to each person to whom a proxy statement is delivered upon written or oral request within one day of receipt of such request. Requests for such information may be directed to Intervoice, Inc., Attention: Corporate Secretary, 17811 Waterview Parkway, Dallas, Texas 75252, telephone (972) 454-8000.


                               INTERVOICE, INC.


                               DAVID W. BRANDENBURG
                               CHAIRMAN OF THE BOARD
                               AND CHIEF EXECUTIVE OFFICER

Dallas, Texas
June 27, 2003

                                   APPENDIX A

                                INTERVOICE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                 As amended and restated effective June 24, 2003

         Section 1. Purpose. It is the purpose of the Plan to promote the interests of the Company and its shareholders by providing a method by which eligible employees may use voluntary payroll deductions to purchase shares of Common Stock at a discount, thereby affording them the opportunity to invest in the Company at a preferential price, and to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code and shall be construed accordingly.

         Section 2. Definitions. As used herein the following terms have the following meanings:

         (a) "Affiliate" means any corporation that is a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code and that has been designated by the Committee as an Affiliate for purposes of the Plan.

         (b) "Board of Directors" means the Board of Directors of the Company.

         (c) "Code" means the United States Internal Revenue Code of 1986, as from time to time amended.

         (d) "Committee" means the Committee described in Section 4 hereof.

         (e) "Common Stock" means the Common Stock, no par value, of the Company.

         (f) "Company" means Intervoice, Inc.

         (g) "Compensation" for an option period means the total compensation of an employee for services rendered to the Company or any Affiliate. The Compensation of an employee who does not receive salary or wages computed in United States dollars shall be determined by converting such salary or wages into United States dollars in accordance with the Compensation Exchange Rate.

         (h) "Compensation Exchange Rate" means the New York foreign currency exchange rate as reported in The Wall Street Journal for the first business day immediately preceding the first business day of the applicable option period.

         (i) "Eligible Employee" means any employee of the Company or an Affiliate who is eligible to participate in the Plan pursuant to Section 5 hereof.

         (j) "Fair Market Value" means the closing sale price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the NASDAQ National Market System or, if the Common Stock is not traded on the NASDAQ National Market System, such national stock exchange or stock market on which the Common Stock may from time to time be traded.

         (k) "Option" means any option to purchase shares of Common Stock granted by the Committee pursuant to the provisions of the Plan.

         (l) "Participant" means an Eligible Employee who elects to participate in the Plan pursuant to Section 6 hereof.

         (m) "Plan" means this Intervoice, Inc. Employee Stock Purchase Plan.

         Section 3. Number of Shares. The aggregate number of shares of Common Stock issued pursuant to Options granted under the Plan shall not exceed a total of 2,000,000 shares. The maximum number of shares of Common Stock available for sale under the Plan is subject to adjustment as provided in Section 13. The Common Stock to be delivered upon exercise of Options may consist of authorized but unissued shares of Common Stock or shares of Common Stock previously issued and reacquired by the Company.

         Section 4. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of three or more directors or executive officers of the Company. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board of Directors. The Board of Directors shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan by the Committee:

(a) The Committee shall designate one of its members as Chairman and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a

Committee member. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (or action unanimously approved in writing) shall constitute action by the Committee.

(b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

(c) The Committee shall have full authority, subject to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan.

(d) No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

         Section 5. Eligible Employees. Each employee of the Company or an Affiliate who is employed by the Company or an Affiliate on the date his participation in the Plan is to become effective shall be eligible to participate in the Plan; provided, however, that: (a) An employee shall not be granted an Option if such employee would, immediately after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation of the Company (within the meaning of Section 424(e) and (f) of the Code). For purposes of determining stock ownership under this paragraph, the rules of
Section 424(d) of the Code shall apply, and stock which the employee may purchase under any outstanding options shall be treated as stock owned by the employee; and

(b) No employee shall be granted an Option under the Plan which would permit such employee's rights to purchase shares of stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations (within the meaning of Section 424(e) and (f) of the Code) to accrue (within the meaning of Section 423 (b) (8) of the Code) at a rate which exceeds U.S. $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time.

         For purposes of this Section 5, the term "employee" shall not include an employee whose customary employment is 20 hours or less per week or is for not more than five months in any calendar year.

         Section 6. Method of Participation. Each person who will be an Eligible Employee on any January 1 may elect to participate in the Plan by executing and delivering, on or before the immediately preceding December 31, a payroll deduction authorization as provided in this Section; provided, however, that an Eligible Employee who elects not to participate on a given January 1 shall not be eligible to participate in the Plan until the following January 1. Such Eligible Employee shall thereby become a Participant on such January 1 and shall remain a Participant until such Eligible Employee's participation is Terminated as provided in Section 10 or 11 hereof.

         The payroll deduction authorization executed by a Participant shall request withholding, by means of substantially equal payroll deductions over the period during which he or she is a Participant, of an amount which shall be no more than 10% nor less than 1 % of such Participant's Compensation for a given option period. A Participant may change the withholding rate of his or her payroll deduction authorization within such limits by delivering a new payroll deduction authorization form to the Company on or before the December 31 immediately preceding the option period with respect to which the change is to be effective, A Participant may not change the withholding rate of his or her payroll deduction authorization with respect to an option period at any time after the deadline set forth in the immediately preceding sentence. All amounts withheld in accordance with a Participant's payroll deduction authorization shall be credited to a withholding account for such Participant. No interest shall be payable on withholding accounts.

         Section 7. Grant of Options. The Plan will be implemented in twelve-month option periods beginning on the first day of each January and ending on the following December 31 until the Plan is terminated. Each Participant shall be granted an Option on the first day of each option period to purchase the number of whole shares of Common Stock determined by dividing (x) the aggregate payroll deduction authorized by such Participant for the option period by (y) 85% of the Fair Market Value per share of Common Stock on the first day of the option period. Each Option shall be exercisable as provided in
Section 9 on the last business day of an option period. In no event shall the number of shares with respect to which an Option is granted to a Participant for a calendar year exceed that number of shares which has an aggregate Fair Market Value (determined on the date of grant) of U.S. $25,000, and the number of shares actually purchased by a Participant in a calendar year may not exceed this number. The Company shall reduce, on a substantially proportionate basis, the number of shares of Common Stock receivable by each Participant upon exercise of an Option in the event that the total number of shares then available under the Plan is less than the total number of shares with respect to which all Participants exercise Options in such option period.

         Section 8. Option Price. The purchase price per share of Common Stock under each Option shall equal the lesser of (a) 85% of the Fair Market Value per share of Common Stock on the date of grant of the Option or (b) 85% of the Fair Market Value per share of Common Stock on the date on which the Option is exercised. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the Fair Market Value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

         Section 9. Exercise of Options. An employee who is a Participant in the Plan on the last business day of an option period shall be deemed automatically to have exercised the current installment of the Option granted to him or her for that option period. Upon such exercise, the Company shall apply the entire balance of the Participant's withholding account to the purchase of the maximum number of whole shares of Common Stock as determined under Section 7. For purposes of this Section 9, the balance in the withholding account of a Participant whose salary or wages are not computed in United States dollars shall be converted into United States dollars in accordance with the New York foreign currency exchange rate as reported in The Wall Street Journal for the last business day of the option period. Certificates representing shares of Common Stock purchased for a Participant under the Plan shall be issued and delivered to the Participant as soon as practicable after such shares are purchased; provided, however, that the obligation of the Company to deliver shares of Common Stock shall be postponed for such period of time as may be necessary to register or qualify the purchased shares under the Securities Act of 1933 and any applicable foreign or state securities law.

         A Participant shall possess none of the rights or privileges of a shareholder of the Company with respect to Common Stock purchased under the Plan unless and until certificates representing such shares have been issued. No fractional shares shall be issued upon exercise of any installment of an Option. Any balance remaining in a Participant's withholding account following exercise of an installment shall be returned to the Participant. The cash proceeds received by the Company upon exercise of an Option shall constitute general funds of the Company. Any unexercised portion of an Option shall expire and become null and void as of the end of the option period in which such Option was granted.

         Section 10. Cancellation of Option and Withdrawal From the Plan. A Participant who holds an Option under the Plan may at any time prior to exercise thereof pursuant to Section 9 cancel the remaining unexercised portion of such Option by written notice delivered to the Treasurer of the Company. Upon such cancellation, the balance in the Participant's withholding account shall be returned to such Participant and he or she shall cease to be a Participant. Partial cancellations shall not be permitted.

        A Participant may terminate his payroll deduction authorization as of any date by written notice delivered to the Treasurer of the Company and shall thereby cease to be a Participant as of such date. Partial termination of a payroll deduction authorization shall not be permitted, except to the extent expressly permitted by Section 6 of this Plan. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last business day of an option period shall be deemed to have cancelled his or her Option for such option period.

         A Participant who withdraws from the Plan pursuant to this Section 10 may re-enroll as of any subsequent January 1 on which he or she is an Eligible Employee in accordance with the procedure set forth in Section 6 of this Plan; provided, however, that a Participant shall not be permitted to re-enroll in the Plan until a January 1 that is at least one month after the date of his or her withdrawal.

         Section 11. Termination of Employment. Upon the termination of a Participant's employment with the Company or an Affiliate for any reason, such person shall cease to be a Participant, the Option held by such Participant under the Plan shall be deemed cancelled, the balance of such Participant's withholding account shall be returned to such Participant (or, in the event of the Participant's death, to the executor or administrator of his or her estate) and he or she shall have no further rights under the Plan.

         All Participants shall have the same rights and privileges under the Plan. Notwithstanding the foregoing, nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate or in any way interfere with the right of the Company or an Affiliate to terminate the employment of the Participant at any time, with or without cause. Transfers of employment among the Company and its Affiliates and approved leaves of absence not exceeding 90 days shall not be considered terminations of employment for purposes of this Plan.

         Section 12. Transferability. An Option granted under the Plan shall not be transferable by the Participant and shall be exercisable only by the Participant.

         Section 13. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or declare a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately, and the Fair Market Value per share of Common Stock as of the date of grant of all outstanding Options shall be adjusted, for purposes of making the determination required by Section 8 of this Plan, in a manner deemed appropriate by the Board of Directors.

         In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization of the Company, including a merger, consolidation or sale of assets, the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares that are covered by Options theretofore granted under the Plan or that are otherwise subject to the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

         Section 14. Amendment and Termination of the Plan. Subject to the right of the Board of Directors to terminate the Plan prior thereto, the Plan shall terminate when all or substantially all of the Common Stock reserved for purposes of the Plan has been purchased. No Options may be granted after termination of the Plan. The Board of Directors may alter or amend the Plan but may not without the approval of the shareholders of the Company and of any regulatory authorities having jurisdiction make any alteration or amendment thereof which operates (a) to increase the total number of shares of Common Stock which may be issued under the Plan (other than as provided in Section 13),
(b) to modify the criteria for determining the employees (or class of employees) eligible to receive Options under the Plan or (c) to materially increase benefits accruing under the Plan to Participants who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

         No termination or amendment of the Plan shall adversely affect the rights of a Participant under an outstanding Option, except with the consent of such Participant.

         Section 15. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

         Section 16. Effective Date of Amended and Restated Plan. The amended and restated Plan shall become effective, as of the date of its adoption by the Board of Directors, if it is duly approved at the 2003 annual meeting of shareholders of the Company. The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present or represented and voting on the proposal to approve the amended Plan at the annual meeting, shall be required to approve the amended and restated Plan. If the amended and restated Plan is not so approved, the terms of the Plan as in effect prior to the effective date of this amended and restated Plan shall remain in full force and effect.

         Section 17. Rule 16b-3 Compliance. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors adopted under the Exchange Act, some of which conditions are not set forth herein. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                   APPENDIX B

                                INTERVOICE, INC.

                             2003 STOCK OPTION PLAN


ARTICLE 1.  ESTABLISHMENT AND PURPOSE

         1.1 ESTABLISHMENT. Intervoice, Inc., a Texas corporation, hereby establishes the Intervoice, Inc. 2003 Stock Option Plan, as set forth in this document.

         1.2 PURPOSE. The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees to remain in the employ of the Company and to provide motivation to Employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and performance of the Common Stock of Intervoice. A further purpose of the Plan is to provide a means through which Intervoice may attract able persons to become directors of Intervoice and to provide directors of Intervoice with additional incentive and reward opportunities designed to strengthen their concern for the welfare of Intervoice and its stockholders. Toward these objectives, Options may be granted under the Plan to Employees and Outside Directors on the terms and subject to the conditions set forth in the Plan.

         1.3 EFFECTIVE DATE OF PLAN. This Plan shall be effective as of the date of its approval at the 2003 annual meeting of shareholders of Intervoice by the holders of at least a majority of the shares of Common Stock present or represented and voting on the proposal to approve this Plan at such meeting. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

ARTICLE 2.  DEFINITIONS

         2.1 AFFILIATE. "Affiliate" means a "parent corporation" or a "subsidiary corporation" of Intervoice, as those terms are defined in Section 424(e) and (f) of the Code.

         2.2 BOARD. "Board" means the Board of Directors of Intervoice.

         2.3 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

         2.4 COMMITTEE. "Committee" means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more directors of Intervoice, all of whom are both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Code, or any successor definitions adopted. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

         2.5 COMMON STOCK. "Common Stock" means the Common Stock, no par value per share, of Intervoice, or any stock or other securities of Intervoice hereafter issued or issuable in substitution or exchange for the Common Stock.

         2.6 COMPANY. "Company" means Intervoice and its Affiliates.

         2.7 CORPORATE CHANGE. A "Corporate Change" shall be deemed to have occurred for purposes of the Plan, upon (a) the dissolution or liquidation of Intervoice; (b) a reorganization, merger or consolidation of Intervoice with one or more corporations (other than a merger or consolidation effecting a reincorporation of Intervoice in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of Intervoice and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a "Corporate Change Merger"); (c) the sale of all or substantially all of the assets of Intervoice; or (d) the occurrence of a Change in Control. A "Change in Control" shall be deemed to have occurred for purposes of the Plan if (a) individuals who were directors of Intervoice immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to Intervoice or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board that is approved by at least a majority of the individuals who were directors of Intervoice immediately prior to such Control Transaction or (b) any entity, person or Group acquires shares of Intervoice in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used herein, "Control Transaction" means (a) any tender offer for or acquisition of capital stock of Intervoice pursuant to which any person, entity or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock, (b) any Corporate Change Merger of Intervoice, (c) any contested election of directors of Intervoice or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, "Group" means persons who act "in concert" as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act.

         2.8 EFFECTIVE DATE. "Effective Date" means the date an Option is determined to be effective by the Committee upon the grant of such Option to an Employee, or the date on which an Option is automatically granted to an Outside Director in accordance with Section 6.3.

         2.9 EMPLOYEE. "Employee" means any person treated as an employee by Intervoice or an Affiliate. "Employee" shall not include an Outside Director or any other person treated by Intervoice or an Affiliate as an independent contractor.

         2.10 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

         2.11 FAIR MARKET VALUE. "Fair Market Value" means the fair market value of the Common Stock, as determined in good faith by the Committee or, (i) if the Common Stock is traded in the over-the-counter market, the average of the representative closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date the Option is granted (or if there was no quoted price for such date of grant, then for the last preceding business day on which there was a quoted price), or (ii) if the Common Stock is traded in the NASDAQ National Market System, the average of the highest and lowest selling prices for such stock as quoted on the NASDAQ National Market System for the date the Option is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), or (iii) if the Common Stock is listed on any national stock exchange, the average of the highest and lowest selling prices for such stock as quoted on such exchange for the date the Option is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales).

         2.12 INTERVOICE. "Intervoice" means Intervoice, Inc., a Texas corporation, and any successor thereto.

         2.13 OPTION. "Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article 6.

         2.14 OPTION AGREEMENT. "Option Agreement" means a written agreement between Intervoice and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Option.

         2.15 OUTSIDE DIRECTOR. "Outside Director" means an individual duly elected or chosen as a director of Intervoice who is not also an Employee.

         2.16 PARTICIPANT. "Participant" means any Employee or Outside Director to whom an Option has been granted under the Plan.

         2.17 PLAN. "Plan" means this Intervoice, Inc. 2003 Stock Option Plan.

         2.18 RETIREMENT. "Retirement" means the termination of a Participant's employment or service on or after his or her 65th birthday.

ARTICLE 3.  PLAN ADMINISTRATION

         3.1. RESPONSIBILITY OF COMMITTEE. Subject to the terms and provisions of the Plan, including, without limitation, Section 3.6, the Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms; provided, however, that except as expressly provided herein the Committee shall have no authority to administer or interpret the provisions of the Plan relating to the grant of Options to Outside Directors.

         3.2 AUTHORITY OF COMMITTEE. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right, subject to the provisions of Section 3.6, to: (a) interpret the Plan and the Option Agreements executed hereunder; (b) determine eligibility for participation in the Plan; (c) decide all questions concerning eligibility for, and the size of, Options granted under the Plan; (d) construe any ambiguous provision of the Plan or any Option Agreement; (e) prescribe the form of the Option Agreements embodying Options granted under the Plan; (f) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement; (g) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (h) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (i) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (j) accelerate the vesting of an Option granted to an Employee when such action or actions would be in the best interests of the Company; and
(k) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

         3.3 DISCRETIONARY AUTHORITY. Subject to the provisions of Section 3.6,
(i) the Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan, and its determination of eligibility for participation under the Plan, and
(ii) the decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries and legal representatives.

         3.4 ACTION BY THE COMMITTEE. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

         3.5 DELEGATION OF AUTHORITY. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, delegate some or all of its authority under the Plan to any person or persons; provided, however, that any such delegation shall be in writing; and provided further that only the Committee may grant Options to Employees who are subject to Section 16 of the Exchange Act or who are "covered employees" within the meaning of Section 162(m) of the Code.

         3.6 BOARD AUTHORITY. Notwithstanding the authority hereby delegated to the Committee to administer the Plan, the Board shall have sole and exclusive authority, subject to the express provisions of the Plan, to determine and interpret the terms, conditions, restrictions and/or limitations applicable to Options automatically granted to Outside Directors pursuant to Section 6.3 of the Plan and to make all other determinations and take any and all other actions it deems necessary or advisable with respect to such Options. The Board shall have no authority under the Plan to grant Options to Employees, which authority is vested exclusively in the Committee

         3.7 LIABILITY; INDEMNIFICATION. No member of the Committee or the Board nor any person to whom authority has been delegated by the Committee, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Options granted hereunder, and each member of the Committee and the Board shall be fully indemnified and protected by Intervoice with respect to any cost, expense or liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law.

ARTICLE 4.  ELIGIBILITY

         All Employees are eligible to be selected to participate in the Plan and all Outside Directors will automatically participate in the Plan. Options granted to Outside Directors shall be made only in accordance with Section 6.3. The Committee shall select, from time to time, those Employees who, in the opinion of the Committee, can further the Plan's purposes. In making this selection, the Committee may give consideration to the functions and responsibilities of the Employee, his or her past, present and potential contributions to the growth and success of the Company and such other factors deemed relevant by the Committee. Once an Employee is so selected, the Committee shall determine the size of Option to be granted to the Employee and shall establish in the related Option Agreement the terms, conditions, restrictions and/or limitations applicable to the Option, in addition to those set forth in the Plan and the administrative rules and regulations, if any, established by the Committee. No Employee is entitled to receive an Option unless selected by the Committee.

ARTICLE 5.  SHARES SUBJECT TO THE PLAN.

         5.1 AVAILABLE SHARES. The maximum number of shares of Common Stock that shall be available for grant of Options under the Plan shall not exceed 2,000,000, subject to adjustment as provided in Sections 5.2 and 5.3. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board, in its discretion, shall from time to time determine.

         5.2 ADJUSTMENTS FOR RECAPITALIZATIONS AND REORGANIZATIONS.

             (a) The shares with respect to which Options may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Option theretofore granted, Intervoice shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by Intervoice, the number of shares of Common Stock with respect to which such Option may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

             (b) If Intervoice recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the Participant shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock then covered by such Option, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Option.

             (c) In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, separations (including a spin-off or other distribution of stock or property), exchanges or other relevant changes in capitalization occurring after the date of grant of any Option and not otherwise provided for by this
Section 5.2, any outstanding Options and any Option Agreements evidencing such Options shall be subject to adjustment by the Committee at its discretion as to the number, price and kind of shares of Common Stock subject to, and other terms of, such Options to reflect such changes in the outstanding Common Stock.

             (d) In the event of any changes in the outstanding Common Stock provided for in this Section 5.2, the aggregate number of shares available for grant of Options under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive. Any adjustment provided for in this
Section 5.2(d) shall be subject to any required stockholder action.

             (e) Notwithstanding the authority hereby delegated to the Committee or the Board to administer the Plan or any provision of the Plan including this
Section 5.2, the Company will not reprice the Options under the Plan without prior approval by the shareholders of Intervoice. For purposes of this subsection 5.2(e), repricing Options shall include any of the following events: amending an Option to reduce the exercise price; canceling an Option and granting a new lower-priced Option; granting a new Option and canceling an old higher-priced Option; amending an Option to allow for the payment of a cash bonus upon Option exercise;; substituting restricted stock for underwater Options; or the buyback of underwater Options and issuance of new Options.

         5.3 ADJUSTMENTS FOR OPTIONS. The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of Options under the Plan are counted. Without limiting the discretion of the Committee under this Section 5.3, unless otherwise determined by the Committee, for the purpose of determining the number of shares of Common Stock available for grant of Options under the Plan; (a) the grant of an Option shall reduce the number of shares available for grant of Options under the Plan by the number of shares subject to such Option and (b) if any Option is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Option shall again be available for grant of Options under the Plan.

ARTICLE 6.  OPTIONS

         6.1 GENERAL. All Options granted under this Plan shall be nonqualified stock options that are not intended to meet the requirements of Section 422(b) of the Code.

         6.2 TERMS AND CONDITIONS OF OPTIONS. All Options granted under the Plan shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee with respect to Options granted to Employees or the Board with respect to Options automatically granted to Outside Directors may, in its sole judgment, subject any Option or the Common Stock underlying such Option to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise or vesting of an Option and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to the exercise of an Option), provided they are not inconsistent with the terms of the Plan. Options granted under the Plan need not be uniform.

             (a) Options granted to Employees under the Plan shall be exercisable in whole or in such installments and at such times as may be determined by the Committee . The price at which a share of Common Stock may be purchased upon exercise of an Option by an Employee shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Effective Date of the Option's grant. The term of each Option granted to an Employee shall be as specified by the Committee; provided, however, that unless otherwise designated by the Committee, no Options shall be exercisable later than 10 years from the Effective Date of the Option's grant.

             (b) Subject to the provisions of Section 6.3, the Board shall establish in the related Option Agreement the terms, conditions, restrictions and/or limitations applicable to Options granted to Outside Directors, provided they are not inconsistent with the terms of the Plan.

         6.3 GRANTING OF OPTIONS.

             (a) OPTIONS GRANTED TO EMPLOYEES. With regard to each Option granted to an Employee, the Committee will determine the number of shares subject to the Option, the manner and time of the Option's exercise, the exercise price per share of Common Stock subject to the Option, and the duration of the Option. An Option granted to an Employee shall become exercisable on the date specified in the applicable Option Agreement with such Employee. An Employee is eligible to exercise an Option only if he or she remains in the service of the Company through the date on which the Option or portion of the Option is scheduled to become exercisable.

             (b) OPTIONS GRANTED TO OUTSIDE DIRECTORS. During the term of the Plan, each Outside Director shall be granted Options to purchase Common Stock under the Plan in accordance with the following terms and conditions:

             (i) Automatic Grants.

             (1) Outside Directors Initially Elected to Serve on the Board at an Annual Meeting of Shareholders. On the date of the first annual meeting of the shareholders of Intervoice at which an Outside Director is initially elected to serve on the Board commencing with the 2003 annual meeting of shareholders, such Outside Director shall be granted an Option to purchase 18,000 shares of Common Stock. Subject to subsection (b)(ii) of this Section, such Option shall become exercisable in full on the date of the annual meeting of the shareholders of Intervoice next following the date of grant of such Option.

             (2) Outside Directors Initially Elected by the Board of Directors to Fill a Vacancy on the Board. On any date after the 2003 annual meeting of the shareholders of Intervoice at which an Outside Director is elected by the Board to fill a vacancy on the Board, such Outside Director shall be granted an Option to purchase 18,000 shares of Common Stock. Subject to subsection (b)(ii) of this Section, such Option shall become exercisable in full on the date of the annual meeting of the shareholders of Intervoice next following the annual meeting of shareholders at which the Outside Director is first elected by the shareholders to serve on the Board. In no event shall an Outside Director receive an automatic grant of an Option under both this subsection and subsection
             (b)(i)(1).

             (3) Outside Directors Re-elected to Serve on the Board at an Annual Meeting of Shareholders. Each Outside Director re-elected to serve Intervoice as a director on the date of an annual meeting of the shareholders of Intervoice commencing with the 2003 annual meeting of shareholders, shall be granted, as of such date, an Option to purchase 10,000 shares of Common Stock. Subject to subsection
             (b)(ii) of this Section, such Option shall become exercisable in full on the date of the annual meeting of the shareholders of Intervoice next following the date of grant of such Option.

             (ii) Eligibility. An Option will become exercisable only if the Outside Director continues to serve Intervoice as a director through the date of the annual meeting of shareholders at which the Option is scheduled to become exercisable.

             (iii) Price. The exercise price of each share of Common Stock that may be purchased upon exercise of an Option granted to an Outside Director shall be 100% of the Fair Market Value of a share of Common Stock on the Effective Date of the Option's grant.

             (iv) Duration. Options granted to Outside Directors shall expire no later than 10 years from the Effective Date of the Option's grant, unless sooner terminated in accordance with the terms of the related Option Agreement and the Plan, including Section 6.5.

             (v) Effectiveness of a Grant. Options granted to Outside Directors shall be granted automatically in accordance with the terms of this Section 6.3 without any further action by the Board. The Company shall reduce, on a substantially proportionate basis, the number of shares of Common Stock granted to an Outside Director under this Section 6.3 in the event that the total number of shares then available under the Plan is less than the total number of shares with respect to which all Outside Directors are granted Options on an Effective Date.

         6.4 EXERCISE OF OPTIONS.

             (a) Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Intervoice, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

             (b) Upon exercise of an Option, the exercise price of the Option shall be payable to Intervoice in full in cash.

             (c) Payment of the exercise price of an Option may also be made, in the discretion of the Committee, by delivery to Intervoice or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Intervoice to pay for the exercise price and any required withholding taxes.

             (d) As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Intervoice shall deliver to the Participant, in the Participant's name, a stock certificate or certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option.

         6.5 TERMINATION OF SERVICE. Each Option Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or service with the Company. Such provisions shall be determined in the sole discretion of the Committee with respect to an Option granted to an Employee or the Board with respect to an Option granted to an Outside Director, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. Subject to Section 5.2 and
Article 7, in the event that a Participant's Option Agreement does not set forth such termination provisions, the following termination provisions shall apply with respect to such Option:

             (a) RETIREMENT, DISABILITY OR DEATH. If the employment or service of a Participant shall terminate by reason of Retirement, permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or death, outstanding Options held by the Participant may be exercised, to the extent then vested, no more than two years from the date of such termination of employment or termination of service, unless the Options in any way expressly provide for earlier termination.

             (b) OTHER TERMINATION. If the employment or service of a Participant shall terminate for any reason other than the reasons set forth in paragraph (a) above, whether on a voluntary or involuntary basis, outstanding Options held by the Participant may be exercised, to the extent then vested, no more than two years from the date of such termination of employment or termination of service, unless the Options in any way expressly provide for earlier termination.

             (c) TERMINATION FOR CAUSE. Notwithstanding paragraphs (a) and (b) above, if the employment or service of a Participant shall be terminated by reason of such Participant's fraud, dishonesty or performance of other acts detrimental to the Company, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

         6.6 MAXIMUM OPTION GRANTS. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which Options may be granted under the Plan to any one Participant during a calendar year is 300,000 shares.

ARTICLE 7.  CORPORATE CHANGE

         Notwithstanding anything contained in the Plan to the contrary, in the event of a Corporate Change, unless otherwise provided in the related Option Agreement, all Options then outstanding shall become exercisable in full and all restrictions imposed on any Common Stock that may be delivered pursuant to the exercise of such Options shall be deemed satisfied.

ARTICLE 8.  AMENDMENT AND TERMINATION

         The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of Intervoice if Intervoice, on the advice of counsel, determines that such stockholder approval is necessary or desirable. Notwithstanding any provision of this Plan to the contrary, no such amendment or modification shall be made without receipt of the prior approval of the shareholders of Intervoice where such change would (a) increase the total number of shares of Common Stock which may be issued under the Plan (other than as provided in Section 5.2 of the Plan); (b) modify the criteria for determining the employees (or class of employees) eligible to receive Options under the Plan or (c) materially increase benefits accruing under the Plan to Participants who are subject to Section 16 of the Securities Exchange Act of 1934. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Options granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the consent of the Participant holding such Option (except that such consent shall not be required in the case of an amendment or modification required following a change in law or interpretation thereof to cause the Options under the Plan to continue to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

ARTICLE 9.  MISCELLANEOUS

         9.1 OPTION AGREEMENTS. After the Committee grants an Option under the Plan to an Employee or upon an automatic grant of an Option to an Outside Director, Intervoice and the Participant shall enter into an Option Agreement setting forth the terms, conditions, restrictions and/or limitations applicable to the Option and such other matters as the Committee with respect to an Option granted to an Employee or the Board with respect to an Option automatically granted to an Outside Director may determine to be appropriate. The terms and provisions of the respective Option Agreements need not be identical. In the event of any conflict between an Option Agreement and the Plan, the terms of the Plan shall govern.

         9.2 NONASSIGNABILITY. Except as otherwise provided in a Participant's Option Agreement, no Option granted under the Plan may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Further, no such Option shall be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Option not specifically permitted by the Plan or the Option Agreement shall be null and void and without effect. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or, in the event of the Participant's legal incapacity, by his or her guardian or legal representative.

         9.3 NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued pursuant to any Option granted under the Plan, and no payment or other adjustment shall be made in respect of any such fractional share.

         9.4 WITHHOLDING TAXES. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Options under the Plan.

         9.5 REGULATORY APPROVALS AND LISTINGS. Notwithstanding anything contained in the Plan to the contrary, Intervoice shall have no obligation to issue or deliver shares of Common Stock under the Plan prior to (a) the obtaining of any approval from any governmental agency which Intervoice shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange or stock market on which the Common Stock may be listed and (c) the completion of any registration of any governmental body which Intervoice shall, in its sole discretion, determine to be necessary or advisable.

         9.6 BINDING EFFECT. The obligation of Intervoice under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Intervoice, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Intervoice. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributees and legal representatives.

         9.7 SEVERABILITY. If any provision of the Plan or any Option Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

         9.8 NO RESTRICTION OF CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent Intervoice or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Intervoice or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Options made or to be made under the Plan. No Participant or other person shall have any claim against Intervoice or any Affiliate as a result of such action.

         9.9 NOTICES. All notices required or permitted to be given or made under the Plan or any Option Agreement shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service or (d) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective
(a) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (b) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor or (c) if sent by telecopy or facsimile transmission, when the answer back is received. Intervoice or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Option Agreement shall be delivered or sent (a) to a Participant at his or her address as set forth in the records of the Company or (b) to Intervoice at the principal executive offices of Intervoice clearly marked "Attention: Human Resources Department."

         9.10 GOVERNING LAW. The Plan shall be governed and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superseded by applicable federal law.

         9.11 NO RIGHT, TITLE OR INTEREST IN COMPANY ASSETS. No Participant shall have any rights as a stockholder of Intervoice as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All of the Options granted under the Plan shall be unfunded.

         9.12 RISK OF PARTICIPATION. Nothing contained in the Plan shall be construed either as a guarantee by Intervoice or its Affiliates, or their respective stockholders, directors, officers or employees, or the value of any assets of the Plan or as an agreement by Intervoice or its Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

         9.13 NO GUARANTEE OF TAX CONSEQUENCES. No person connected with the Plan in any capacity, including, but not limited to, Intervoice and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Options or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

         9.14 OTHER BENEFITS. No Option granted under the Plan shall be considered compensation for purposes of computing benefits or contributions under any retirement plan of Intervoice or any Affiliate, nor affect any benefits or compensation under any other benefit or compensation plan of Intervoice or any Affiliate now or subsequently in effect.

         9.15 CONTINUED EMPLOYMENT OR SERVICE. Nothing contained in the Plan or in any Option Agreement shall confer upon any Participant the right to continue in the employ of the Company, or interfere in any way with the rights of the Company to terminate his or her employment at any time, with or without cause. Further, participation in this Plan shall not give any Outside Director any right to continue as a director of Intervoice.

         9.16 MISCELLANEOUS. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

         IN WITNESS WHEREOF, this Plan has been executed this ____ day of June, 2003.

                                    INTERVOICE, INC.


                                    By:
                                       ----------------------------------------

                                    Name:
                                         --------------------------------------

                                    Title:
                                          -------------------------------------

PROXY                                                                      PROXY

                                INTERVOICE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints David W. Brandenburg, and Robert E. Ritchey, and either of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, no par value per share ("Common Stock"), of INTERVOICE, INC. (the "Company"), standing in the name of the undersigned at the close of business on June 23, 2003, at the annual meeting of shareholders to be held on August 20, 2003, at Richardson, Texas, and at any adjournment thereof and especially to vote on the items of business specified herein, as more fully described in the notice of the meeting dated June 27, 2003, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.

   This proxy when duly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR NAMED HEREIN, FOR THE PROPOSAL TO AMEND THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, AND FOR THE PROPOSAL TO APPROVE THE COMPANY'S 2003 STOCK OPTION PLAN.

    PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. Election of Directors

   The undersigned hereby votes in response to the election of the Board of Directors for the ensuing years

   [ ]  FOR all     [ ]  WITHHOLD AUTHORITY       [ ]  FOR all nominees, except
    nominees        to vote for all nominees      vote withheld for those named
                                                  below:
                                                  -----------------------------
                                                  Nominee Exceptions

  NOMINEES: 01 DAVID W. BRANDENBURG, 02 JOSEPH J. PIETROPAOLO,
           03 GEORGE C. PLATT, 04 GRANT A. DOVE,
           05 JACK P. REILY, AND 06 GERALD F. MONTRY

                       (Continued and to be signed on reverse side)

2. Proposal to Amend Employee Stock Purchase Plan.
   The undersigned hereby votes in response to the proposal to amend the Company's Employee Stock Purchase Plan to increase from 1,500,000 to 2,000,000 the aggregate number of shares of Common Stock authorized for issuance under the Plan.

          FOR  [ ]              AGAINST  [ ]              ABSTAIN  [ ]

3. Proposal to Approve the Company's 2003 Stock Option Plan.
   The undersigned hereby votes in response to the proposal to approve the Company's 2003 Stock Option Plan.

          FOR  [ ]              AGAINST  [ ]              ABSTAIN  [ ]

4. In their discretion, the undersigned hereby authorizes the proxies to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

          FOR  [ ]              AGAINST  [ ]              ABSTAIN  [ ]

                                         The undersigned hereby revokes any
                                         proxy or proxies heretofore given to
                                         represent or vote such Common Stock and
                                         hereby ratifies and confirms all action
                                         that said proxies, their substitutes,
                                         or any of them, might lawfully take in
                                         accordance with the terms hereof.

                                         ---------------------------------------
                                          SIGNATURE                         DATE

                                         ---------------------------------------
                                          SIGNATURE                         DATE

                                         NOTE: This proxy should be signed
                                         exactly as name appears hereon. Joint
                                         owners should both sign. If signed as
                                         attorney, executor, guardian, or in
                                         some other representative capacity, or
                                         as an officer of a corporation, please
                                         indicate full title or capacity. Please
                                         complete, date and return it in the
                                         enclosed envelope, which requires no
                                         postage if mailed in the United States.